[7 SOLID SQUARE BULLETS]

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LB SERIES FUND, INC.
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[ART OF COMPASS WITH LETTER "N" IN TOP RIGHT CORNER:
THE WORDS "CHOICE", "PROTECTION" AND "ACCUMULATION" ARE
PRINTED ON THE CIRCLE OF THE COMPASS]

                     Annual Report
                for Variable Products

                  December 31, 1996

[LUTHERAN BROTHERHOOD LOGO HERE]



[PHOTO OF MR. BJELLAND OMITTED]

Our Message to You

December 31, 1996

Dear Contract Owner,

The year ended December 31, 1996 was a favorable one for investors. During that time the economy grew at a moderate pace, inflation remained in check and interest rates were historically low. As a result, stocks continued to earn exceptional returns, extending the bull market that began in the fall of 1990. Although bond returns were much lower than the previous year, they were nearer their historical averages.

You will find a detailed discussion of market performance in the enclosed Annual Report for the LB Series Fund Inc. (the Fund), which is the underlying investment vehicle for all variable annuity and variable life insurance contracts issued by Lutheran Brotherhood and Lutheran Brotherhood Variable Insurance Products Company. The report also discusses the investment strategies that individual portfolio managers used to take advantage of changing market conditions. In addition, you will find audited financial statements for each portfolio.

Throughout 1996, each Fund portfolio maintained a well-diversified mix of quality investments with good potential for long-term performance. This served the portfolios well as ongoing inflation worries increased market volatility and caused individual market sectors to outperform at different times. With inflation pressure still a factor, we believe such a strategy can continue to make the most of variable market conditions.

In 1996, many Lutheran Brotherhood members took advantage of the chance for greater diversification by investing in the Opportunity Growth and World Growth Portfolios -- the newest members of LB Series Fund, Inc. These portfolios, launched on January 18, 1996, accumulated $247 million and $174 million in assets, respectively, by year end. The small-company U.S. stocks of the Opportunity Growth Portfolio and the foreign stocks of the World Growth Portfolio have added important equity growth potential to Lutheran Brotherhood's variable product offerings.

We hope this Annual Report will provide useful background information as you review the performance of your investments. If you would like additional help in understanding this performance, please contact your LB representative, or call us toll-free at 1-800-423-7056.

Sincerely,

/s/ Rolf F. Bjelland

Rolf F. Bjelland
President and Chairman of the Board
LB Series Fund, Inc.

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Economic and Market Overview                        December 31, 1996

Ongoing growth in the economy, accompanied by steady inflation and low interest rates, produced a favorable environment for stocks and bonds in 1996. Growth in the U.S. Gross Domestic Product (GDP) was better than most analysts had expected, spawning continued improvements in corporate earnings. Because manufacturing and labor capacity kept pace with this growth, inflation was moderate and interest rates rose only modestly.

On further gains in company earnings and profitability, stock prices advanced strongly for a second year. For the 12 months ended December 31, 1996, the S&P 500 Index had a total return of 22.98%. With lower interest rates and awakening economies, prices for foreign stocks also improved -- giving Morgan Stanley Capital International's Europe, Australia and Far East (EAFE) Index a return of 6.36% for the period.

Although market interest rates fluctuated substantially throughout 1996, they ended the year very near their beginning-of-year levels. After cutting short-term interest rates by 0.25% in January, the Federal Reserve left interest rates unchanged for the rest of the year. Throughout 1996, however, reports of accelerating economic growth caused concern that the Federal Reserve would raise interest rates to stem inflation. As a result, returns for U.S. bonds were lower than in 1995. For 1996 the Lehman Brothers Aggregate Bond Index had a total return of 3.63%.

Strong Demand for U.S. Securities

In this positive economic environment, demand for stocks was particularly strong. During the year, equity mutual funds received huge flows of new money -- boosted largely by retirement savings. Meanwhile, stock market supplies were significantly reduced by mergers and acquisitions, as well as corporate stock buyback programs.

The blend of stronger demand and tighter supplies gave extra support to rising stock prices. When near-term corporate earnings disappointments caused stock prices to correct in July, this extra support helped prices rebound quickly and go on to achieve new highs. In the bond market, prices were strengthened by increased demand for U.S. bonds from foreign investors. As foreign governments pushed interest rates lower to stimulate their economies, U.S. bonds became more attractive to overseas investors.

National elections in November provided further encouragement to the markets. With the balance of power between the White House and Congress still intact, investors believed there would be no dramatic changes to federal economic policies. There was also new hope for balancing the federal budget -- an issue at the forefront of the election campaign.

Moderate Growth, Stable Inflation

We expect the GDP to grow at a moderate annual rate near 3% in 1997. With ample capacity and continued productivity, inflation should also stay near 3%. Although spikes in certain prices, such as energy costs, could push inflation higher temporarily, strong corporate profitability and foreign competition should keep overall prices under control.

If fears of inflation persist, there may be temporary upticks in market interest rates. There could also be downward pressure on rates, however, if Congress balances the federal budget. Overall, we think interest rates should remain in a narrow range, which would help bond prices remain relatively stable. With stable prices, returns from bonds would come largely from coupon income.

Continued growth in corporate earnings, combined with stable inflation and interest rates, should give stocks further room to advance. After rising strongly for two years, returns from stocks will probably be more modest in 1997. Since expectations for earnings are still relatively high, stocks could experience near-term volatility if actual earnings fall short of those expectations. In the long-term, however, demand for stocks should remain strong -- especially from retirement savings plans.

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Opportunity Growth Portfolio Review                 LB Series Fund, Inc.

[GRAPHIC OMITTED: PHOTO OF MICHAEL A. BINGER]

Michael A. Binger is a Chartered Financial Analyst and portfolio manager for the Opportunity Growth Portfolio. He has been with Lutheran
Brotherhood since 1987.

Stocks of small companies performed well in 1996, as rising equity prices and ongoing economic growth underscored the values available in this sector. By creating a mix of investments with exceptional potential, we helped the Opportunity Growth Portfolio make the most of this environment. Between its inception on January 18, 1996, and the end of the year, the Portfolio earned a total return of 19.17%. Over the same period, the Russell 2000 Index had a total return of 21.09%.

Building the Portfolio

When we introduced the Portfolio, prices for stocks of small companies were rallying strongly. Having underperformed at the end of 1995, small-company stocks were particularly attractive to investors as the economy picked up steam. Because of their strong long-term growth potential, we invested a large portion of the Portfolio in technology stocks. Among our largest investments were stocks of computer software and service firms like Systemsoft, a producer of software for laptop computers, and ACT Networks, a manufacturer of communications switching devices. These companies enjoyed especially strong gains during the first half of the year.

The Portfolio also earned good returns from shares of industrial manufacturing firms -- like Memtec, which manufactures water filtration systems, and Northwest Pipe, which produces pipes for water transmission. These returns, and good performances from other positions, helped offset disappointments from holdings in retail and medical device companies. In addition to technology and health care firms, we also built large positions in the biotechnology sector.

Later in the year, slowing economic growth caused small-company stocks to lag the large-company stock market. This was particularly true for issues of the smallest firms, where the Portfolio has many investments. Although the Portfolio did not invest in small-company energy stocks, which did perform well, it earned good returns from positions in certain vacation time-share, health care service and industrial firms. Finding that the Portfolio's holdings in financial firms were not meeting expectations, we reduced those investments and added shares in consumer-related firms.

The Year Ahead

We believe the Opportunity Growth Portfolio is well-positioned for 1997. If the economy continues to grow, prices for small-company stocks could outperform the greater market as investors find further values in that sector. If historical cycles repeat, the long-term outlook for small-company issues remains strong.


[GRAPHIC PIE CHART OMITTED: PORTFOLIO COMPOSITION (% OF PORTFOLIO)]

Short-term
Securities                9%

Common Stocks             91%

Investment Objective: To seek long-term growth of capital by investing in small-company stocks.

With a well-diversified mix of investments, the Portfolio should participate fully in further gains for small-company shares. As was our focus in launching the Portfolio, we will continue to search for companies with good management and new product lines, market niches or innovations that have produced earnings growth of at least 20% over the previous three years.


LB Opportunity Growth Portfolio
Annualized Total Returns*
Period Ending 12/31/96
-------------------------------
Since Inception
1/18/96                  19.17%

Footnote reads:
*See accompanying notes to Portfolio Management Reviews.


Top 10 Holdings
                                       % of
Company                              Portfolio

ACT Networks, Inc.                     3.0%

BMC Industries                         2.5%

DataWorks Corporation                  2.5%

Memtec Limited                         2.4%

Cannondale Corporation                 2.2%

Xpedite Systems                        2.2%

Guess?, Inc.                           2.0%

Cameron Ashley
Building Products                      1.9%

Unison Software                        1.9%

Home Health Corp.
of America                             1.9%

Footnote reads:
These holdings represent 22.5%
of the total investment portfolio.

The Opportunity Growth Portfolio was introduced on January 18, 1996. Given its limited performance history, the growth of a $10,000 investment in the Opportunity Growth Portfolio is not illustrated in this report.



World Growth Portfolio Review                     LB Series Fund, Inc.

[GRAPHIC OMITTED: PHOTO OF MARTIN G. WADE]

Martin G. Wade is president of Rowe Price-Fleming, the investment subadvisor for the World Growth Portfolio. He leads a team of 12 portfolio managers who have managed the assets of the World Growth Portfolio since its inception. Mr. Wade has 29 years of experience in research and investment management, including 17 years with Rowe Price-Fleming.

Taken together, foreign stock markets performed quite well in 1996. While returns from Japan were disappointing, there were strong gains in other Pacific markets, Europe and Latin America. By overweighting the World Growth Portfolio in many of the stronger markets, and picking individual stocks that investors favored, we helped the Portfolio make the most of recent price advances overseas.

Between its inception on January 18, 1996, and the end of the year, the World Growth Portfolio had a total return of 10.41%. That compares to a return of 6.45% for Morgan Stanley Capital International's Europe, Australia, Far East (EAFE) Index.**

Limiting Exposure to Japan

As a weakening economy drove stock prices lower in Japan, we reduced the Portfolio's investments there. During the year, Japan's representation in the EAFE Index fell from about 40% to 33%, while we cut the Portfolio's exposure to about 20%. For the most part, we focused on issues of large multinational corporations, which benefited from improving economies outside Japan.

We invested some of the assets we took from Japan in other Asian markets -- many of which performed especially well during the year. Among the best was Hong Kong, which benefited from ties between its currency and a strong U.S. dollar and from anticipation of positive economic results after its 1997 reunion with China.


[GRAPHIC OMITTED: PORTFOLIO COMPOSITION TOP 10 COUNTRIES]

                                                                % of
Country                                                        Portfolio

Japan                                                            21.4%

United Kingdom                                                   16.2%

Netherlands                                                      10.5%

France                                                            8.2%

Hong Kong                                                         4.9%

Switzerland                                                       4.5%

Germany                                                           3.8%

Spain                                                             2.6%

Sweden                                                            2.7%

Malaysia                                                          2.4%

Other                                                            16.0%
                                                            ----------
                                                                 93.2%

Short-Term Securities                                             6.8%



We also held significant investments in Latin America, which has no representation in the Index. After a currency crisis several years before, local economies there rebounded strongly -- particularly in Mexico and Brazil. Besides greater stability in their currencies, Latin American economies have benefited from the recent North American Free Trade Agreement with the U.S.


During the year, we kept the Portfolio's total weighting in Europe close to that of the Index. We overweighted in the Netherlands, France and Norway, however, where gains were particularly strong. Although lower interest rates helped European economies improve, progress toward a single currency has restrained growth there. Given this, we focused on stocks of "noncyclical" blue-chip companies whose earnings do not rely on a growing economy. Investments in media and pharmaceutical firms in Europe did particularly well.



[GRAPHIC PIE CHART OMITTED: PORTFOLIO COMPOSITION (% OF PORTFOLIO)]

Short-Term
Securities                             7%

Common Stocks                         93%

LB World Growth Portfolio
Annualized Total Returns*
Period Ending 12/31/96
-------------------------
Since Inception
1/18/96             10.41%

Footnote reads:
*See accompanying notes to Portfolio Management Reviews.

Investment Objective: To seek long-term capital growth by investing primarily in common stocks issued by established companies outside the United States.***

New Opportunities

We think the stage is set for further gains overseas in 1997. Most foreign economies still have room to grow and should continue to strengthen while interest rates remain low. If, as we expect, prices for U.S. stocks advance more slowly than they did in 1996, markets overseas should enjoy their day in the sun.

With increased talk of corporate restructuring, Japanese stocks could soon turn the corner and show steady, if moderate, gains. As a result, we've added slightly to positions in Japan as attractive opportunities have occurred. To do this, we've taken profits in markets that have performed well -- including the Netherlands, Hong Kong and Malaysia.

We continue to feel positive about Europe, where more companies are managing their businesses with the stockholders in mind. As in other markets abroad, we believe individual stock selection will continue to dominate investment returns.

[GRAPHIC OMITTED: TOP TEN HOLDINGS]

Top 10 Holdings
                                                              % of
Company                                    Industry         Portfolio

Royal Dutch Petroleum                       ENERGY             2.1%

Wolters Kluwer NV                       BASIC INDUSTRY         2.0%

Elsevier NV                             BASIC INDUSTRY         2.0%

SmithKline Beecham                      CONSUMER GROWTH        1.6%

National Westminster                       FINANCE             1.6%

Eaux (Cie Generale)                        FINANCE             1.3%

Telecomunicacoes
Brasileiras                           TELECOMMUNICATIONS       1.3%

Reed International                         FINANCE             1.3%

Astra AB                                   FINANCE             1.1%

Novartis AG                                FINANCE             1.1%

Footnote reads:
These holdings represent 15.4%
of the total investment portfolio.

The World Growth Portfolio was introduced on January 18, 1996. Given its limited performance history, the growth of a $10,000 investment in the World Growth Portfolio is not illustrated in this report.



Growth Portfolio Review                            LB Series Fund, Inc.

[GRAPHIC OMITTED: PHOTO OF SCOTT A. VERGIN]

Scott A. Vergin is a Chartered Financial Analyst and portfolio manager for the Growth Portfolio. He began managing the Portfolio in November 1994, and has managed securities at Lutheran Brotherhood since 1983.

As stocks rallied in 1996, uncertainty about the economy, inflation and interest rates caused different market sectors to move in and out of favor. By selecting individual stocks with new products or other potential for outstanding growth, we helped the Growth Portfolio perform well in this environment of "sector rotation."

During the period, the Portfolio earned a total return of 22.44%. Over the same time, the S&P 500 Index had a return of 22.98%.

Picking Winners

When 1996 began, the economy was growing slowly. The Portfolio enjoyed good returns from its positions in defensive sectors, whose earnings tend to be more consistent than sectors that were tied to cycles of economic growth. Soon, it was clear that economic growth was accelerating -- which benefited stocks in those cyclical sectors. Later, when growth again slowed, defensive issues and "light cyclicals" outperformed.

During the year, the Portfolio enjoyed strong returns from many of its technology shares -- including Intel, 3Com, Microsoft and Cisco Systems. Health care issues such as Eli Lilly and Merck also did well, along with oil-service firms like Halliburton and Tidewater and banks like Chase Manhattan, Barnett and BankAmerica. The primary disappointments for 1996 fell in the retail sector, from companies like Wal-Mart and Federated Department Stores. These stocks underperformed as the result of lackluster discretionary spending by consumers in the last half of the year.

Throughout the year we remained overweighted in technology stocks relative to the market, gaining increased exposure in shares of semiconductor firms. We also invested heavily in health care issues -- particularly shares of pharmaceutical companies. While we remained underweighted in energy and utilities stocks, we increased the Portfolio's exposure to energy firms somewhat as their growth potential increased. An underweighting in consumer cyclical firms helped mute poor returns from that sector.

[GRAPHIC PIE CHART OMITTED: PORTFOLIO COMPOSITION (% OF PORTFOLIO)]

Portfolio Composition (% of Portfolio)

Short-Term
Securities                 6%

Common Stocks             94%

[GRAPHIC WORM CHART OMITTED: GROWTH OF $10,000 INVESTED
January 31, 1987 - December 31, 1996]

INSET BOX ON CHART READS:

LB Growth Portfolio
Annualized Total Returns*
Period Ending 12/31/96
------------------------------------------------------------
Since Inception
1/9/87                                                12.52%
------------------------------------------------------------
5 Years                                               13.77%
------------------------------------------------------------
1 Year                                                22.44%

Footnote reads:
*See accompanying notes to Portfolio Management Reviews.

Investment Objective: To seek long-term growth of capital by investing primarily in common stocks of established corporations.

More Selectivity to Come

We believe individual stock selection, rather than market sector picks, will again drive performance in the coming year. As long as the economy continues to grow, stock prices should rise. But we expect returns to be more modest in 1997 than in the previous two years. With slower economic growth, there will likely be more near-term disappointments in corporate earnings, and investors will place even greater value on companies that can produce reliable earnings or positive earnings surprises.

As a result, we will continue to look for firms whose products or market niches promise above-average growth. As before, we expect some of the best growth to come from technology and health care stocks and will probably remain overweighted in those shares. Regardless of sectors, we'll continue to choose stocks from companies that are well-managed with high-quality products, good operating histories and strong customer loyalty.

[GRAPHIC OMITTED : TOP TEN HOLDINGS]

Top 10 Holdings
                                         % of
Company                                 Portfolio

Intel Corp.                               1.9%

Mobil Corp.                               1.9%

American Int'l.
Group Inc.                                1.6%

Merck and Co. Inc                         1.5%

Chase Manhattan Corp.                     1.5%

Boeing Company                            1.5%

Eli Lilly & Company                       1.4%

General Electric Co.                      1.4%

Federal National
Mtg. Assoc.                               1.4%

Cisco Systems, Inc.                       1.4%

Footnote reads:
These holdings represent 15.5%
of the total investment portfolio.



High Yield Portfolio Review                        LB Series Fund, Inc.


[GRAPHIC OMITTED: PHOTO OF THOMAS N. HAAG]

Thomas N. Haag, assistant vice president, is a Chartered Financial Analyst and portfolio manager for the High Yield Portfolio. He has managed the Portfolio since January 1992.

In the year ended December 31, 1996, returns for high-yield bonds were significantly greater than returns for investment-grade issues. With rising interest rates in the first part of the year, and the threat of even higher rates later on, investors favored high-yield bonds that could provide attractive income as bond prices fell. High-yield securities also benefited from continued growth in the economy and corporate profits, which improved the credit quality of many issues.

By making the most of this environment, the High-Yield Portfolio earned a total return of 11.55% for the 12 months ended December 31, 1996. That compares to a return of 11.35% for the Lehman Brothers High-Yield Index.

Response to a Growing Economy

As the year began, the Portfolio held sizable positions in zero-coupon securities issued by media and telecommunications firms. At the time, slower economic growth was keeping interest rates relatively low, which helped zeros outperform other segments of the high-yield market. These investments also benefited from government deregulation of the telecommunications industry.

As a strengthening economy pushed interest rates higher, and changing supply and demand made zeros less attractive, we traded some of our zero-coupon holdings for bonds with B credit ratings and competitive coupons. When economic growth rates became more moderate from the second quarter to the third quarter, we emphasized bonds from sectors that were less sensitive to economic cycles. Later in the year, when growth rates seemed to be accelerating once again, we emphasized issues with slightly greater economic sensitivity.

[GRAPHIC PIE CHART OMITTED: PORTFOLIO COMPOSITION (% OF PORTFOLIO)]

Short-Term
Securities                                     2%

Common Stocks
and Stock Warrants                             3%

Preferred Stocks                              13%

Foreign Government
Bonds                                          1%

Corporate Bonds                               81%


[GRAPHIC MOUNTAIN CHART OMITTED: GROWTH OF $10,000 INVESTED
NOVEMBER 30, 1987 - DECEMBER 31, 1996

INSET BOX ON CHART READS:

LB High Yield Portfolio
Annualized Total Returns*
Period Ending 12/31/96
----------------------------------------------------------
Since Inception
11/2/87                                              12.76%
----------------------------------------------------------
5 Years                                              13.47%
----------------------------------------------------------
1 Year                                               11.55%

Footnote reads:
*See accompanying notes to Portfolio Management Reviews.


Investment Objective: To seek high current income and growth of capital by investing primarily in high-yielding ("junk") corporate bonds.

During the year, we swapped some media and telecommunications issues in the Portfolio, for others in the same sector with greater potential. We also found attractive values in U.S. dollar-denominated securities issued by foreign corporations.

Looking Ahead

We expect high-yield issues to perform well in 1997. If, as we anticipate, economic growth is moderate and interest rates remain low, higher-yielding bonds should continue to attract investors.

Believing the long-term outlook for media and telecommunications firms is still bright, we will continue to keep a greater-than-market weighting there. As before, we will trade up to issues with greater potential as we find the opportunities to do so. While the economy continues to exhibit more moderate growth, we will also rely heavily on B-rated industrial bonds, emphasizing those of a less cyclical nature.

As always, we will continue to look for investments that offer a good balance between credit quality and yield. Typically such issues come from well-run companies with manageable levels of debt and sound business plans. We look to these businesses for high-yield issues that produce the best balance of risk and reward.

[GRAPHIC HORIZONTAL BAR CHART OMITTED: MOODY'S BOND QUALITY
RATING DISTRIBUTION]

Moody's Bond Quality Rating Distribution

Baa                                        0.2%

Ba                                         7.3%

B                                         62.8%

Caa                                        9.9%

Not Rated                                 19.8%



Income Portfolio Review                           LB Series Fund, Inc.

[GRAPHIC OMITTED: PHOTO OF CHARLES E. HEEREN]

Charles E. Heeren, vice president, is a Chartered Financial Analyst and portfolio manager for the Income Portfolio. He has managed the Portfolio since its inception in January 1987.

When interest rates fluctuate, prices for investment-grade bonds with longer maturities generally change more than prices for those with shorter maturities. As interest rates rose in the past year, we emphasized shorter-term instruments to help buffer the Portfolio against falling bond prices. And, as rates began to fall, we emphasized longer-term issues to make the most of potential price gains. In the meantime, we took advantage of new yield opportunities brought about by these changes in interest rates.

During the 12 months ended December 31, 1996, the Income Portfolio had a total return of 3.21%. Over the same time, the Lehman Aggregate Bond Index returned 3.63%.

A Changing Mix of Investments

At the start of 1996, as stronger economic growth pushed interest rates higher, we increased the Portfolio's weighting in shorter-term issues. Since investors favor bonds with higher yields when prices fall, we swapped some of the Portfolio's longer-term Treasury securities for shorter-term corporate bonds and mortgage-backed securities. With higher market interest rates, the mortgage-backed securities performed especially well -- since homeowners are less likely to prepay their loans when rates are rising.

As the economy improved further, without higher inflation, we added corporate bonds from "cyclical" sectors that tend to be more sensitive to economic change. We also added securities issued by insurance firms, as well as U.S. dollar-denominated "Yankee" bonds issued by foreign banks.

In the spring of 1996, as it looked like economic growth was moderating, we added longer-term securities again -- increasing the potential for capital gains as interest rates fell. With market rates declining, we reduced investments in mortgage-backed securities and corporate bonds that could be called in by their issuers before maturity. Since the market remained nervous about the economy and interest rates, we gave extra attention to bonds with top credit ratings.

[GRAPHIC PIE CHART OMITTED: PORTFOLIO COMPOSITION (% OF PORTFOLIO)]

Short-Term
Securities                                  9%

Preferred Stocks                            2%

U.S. Government                            11%

Asset-Backed
Securities                                 16%

Mortgage-Backed
Securities                                 13%

Foreign Government
Bonds                                       4%

Corporate Bonds                            45%


[GRAPHIC MOUNTAIN CHART OMITTED: GROWTH OF $10,000 INVESTED
JANUARY 31, 1987 - DECEMBER 31, 1996]

INSET BOX ON CHART READS:

LB Income Portfolio
Annualized Total Returns*
Period Ending 12/31/96
----------------------------------------------------------
Since Inception
1/9/87                                               8.30%
----------------------------------------------------------
5 Years                                              7.44%
----------------------------------------------------------
1 Year                                               3.21%

Footnote reads:
*See accompanying notes to Portfolio Management Reviews.

Investment Objective: To seek a high level of income while preserving principal by investing primarily in intermediate- and long-term bonds.

Although we shortened maturities in the summer of 1996, on reports of stronger economic growth, we also added longer maturities in the fall -- when slower, more sustainable growth seemed certain. Feeling the economy would still grow enough to enhance the credit quality of many issuers, we also added some higher-yielding corporate bonds.

Greater Focus on Yield

If economic growth remains moderate, as we expect, there should be greater stability in interest rates, inflation and bond prices. Under these conditions, coupon income should comprise the bulk of Portfolio returns. As a result, we expect to keep sizable positions in corporate bonds, with an emphasis on high-quality, higher-yielding issues. We will also maintain large holdings in shorter-term asset-backed securities of high quality -- which offer stable prices as well as attractive yields.

If economic growth decelerates, making bond prices more attractive, we may increase positions in longer-term issues. For now, we're using a more market-neutral maturity structure and emphasizing good yields at fair prices.

[GRAPHIC HORIZONTAL BAR CHART OMITTED: MOODY'S BOND QUALITY RATING
DISTRIBUTION]

Moody's Bond Quality Rating Distribution


Aaa                                                       46.4%

Aa                                                        89.9%

A                                                         18.8%

Baa                                                       13.5%

Ba                                                         8.1%

B                                                          4.3%



Money Market Portfolio Review                      LB Series Fund, Inc.

[GRAPHIC OMITTED: PHOTO OF GAIL R. ONAN]

Gail R. Onan was named portfolio manager for the Money Market Portfolio in January 1994. She has been with Lutheran Brotherhood since 1969. Prior to her appointment as manager of the Portfolio, she served as associate manager for the Portfolio.

Ongoing uncertainty about the economy and interest rates made money market yields more volatile during 1996. Although the Federal Reserve left short-term rates unchanged from February through December, investors expected rates to change throughout the year. During this time, we adjusted maturities of the Money Market Portfolio to make the most of fluctuating yields, and took advantage of special yield opportunities that arose in a variety of different instruments. This helped the Portfolio earn a total return of 5.20% for the year.

Maximizing Yield

When 1996 began, the yield for three-month Treasury bills was 4.97% and the Money Market Portfolio had an average maturity of 43 days. With slow economic growth and a cut in the Federal Funds rate, short-term yields fell to 4.90% in February. Then, following reports of stronger economic growth, short-term yields rose to 5.33% by July.

As yields improved, we lengthened the average maturity of the Portfolio's investments to 50 days. In doing so, we used a "barbelled" maturity structure that balanced instruments maturing overnight with those maturing in six to nine months. This helped us lock in attractive yields of longer maturities as they became available, while maintaining liquidity on the short end of the barbell to move quickly into even higher yields as they occurred.

By September, it was clear that investors had overreacted to fears of inflation and that short-term yields were likely to fall. To lock in higher yields for longer periods of time, we increased the Portfolio's average maturity. By the end of the year, lower inflation expectations reduced the spread between the yields for longer maturities and the yields of shorter-term issues. As a result, we again emphasized shorter-term issues and distributed the Portfolio's investments more evenly across the yield curve.

[GRAPHIC PIE CHART OMITTED: PORTFOLIO COMPOSITION (% OF PORTFOLIO)]

Variable Rate
Notes                                  6%

U.S. Government
Agency                                 2%

Medium-Term Notes                      1%

Certificates
of Deposits                            2%

Commercial Paper                      85%

Banker's Acceptances                   4%

Throughout 1996, we maintained the Portfolio's historical asset mix -- giving the greatest weight to commercial paper. When we found attractive opportunities in letters of credit, high-quality asset-backed securities and other short-term corporate instruments, we also made investments in these issues. These strategies helped us maintain very high credit quality, good liquidity and attractive yields throughout the year as the Portfolio drew large inflows of cash.

Investment Objective: To seek current income with stability of principal by investing in high quality, short-term debt securities.****

Future Strategies

As we head into 1997, changes in money market supply and demand have combined with reports of stronger economic growth to push shorter-term yields higher. In this environment, we expect to keep the Portfolio's investments on the short side and look for attractive yield opportunities to enhance returns. Like before, we will continue to stress investments that offer good liquidity and high credit quality as well as strong yields.



LB Money Market Portfolio
Annualized Total Returns*
Period Ending 12/31/96
-----------------------------------------------------------------------
Since Inception
1/9/87                                                            5.77%
-----------------------------------------------------------------------
5 Years                                                           4.25%
-----------------------------------------------------------------------
1 Year                                                            5.20%

Footnote reads:
*See accompanying notes to Portfolio Management Reviews.



Footnotes

* The annualized total returns for the Portfolio reflect changes in share prices, the reinvestment of all dividends and capital gains, and the effects of compounding for the periods indicated. These returns have not been adjusted for charges associated with the variable life insurance and variable annuity contracts that invest in the portfolios. (For additional information on the charges, costs and benefits associated with the contracts, refer to the contract prospectus or contact your LB representative.) Since performance varies, the annualized total returns, which assume a steady rate of growth, differ from the Portfolios' actual total returns for the years indicated. All returns represent past performance. The value of an investment fluctuates so that shares, when redeemed, may be worth more or less than the original investment.

** Total returns for the EAFE index are for 1-31-96 through 12-31-96, beginning the index's first full month of data following the inception date of the World Growth Portfolio.

*** International investing has special risks, including currency fluctuation and political volatility.

**** Investments in the Money Market Portfolio are neither guaranteed nor insured by the U.S. Government and there is no assurance that the Portfolio will maintain a stable net asset value.

This report must be preceded or accompanied by a current prospectus.



3100 Multifoods Tower
33 South Sixth Street
Minneapolis, MN 55402-3795

Price Waterhouse LLP                                             [LOGO]


                   Report of Independent Accountants

To the Shareholders and Board of Directors of LB Series Fund, Inc.

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of each of the Portfolios (Opportunity Growth, World Growth, Growth, High Yield, Income and Money Market) comprising the LB Series Fund, Inc. (hereafter referred to as the "Fund") at December 31, 1996, the results of each of their operations for the year then ended or period indicated and the changes in each of their net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1996 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.

/S/Price Waterhouse LLP

February 7, 1997




LB SERIES FUND, INC.
Opportunity Growth Portfolio

Portfolio of Investments
December 31, 1996

    Shares                                                    Value
--------------                                            -------------
                COMMON STOCKS - 91.0% (a)

                Automotive - 1.7%
        61,300  Aftermarket Technology
                Corp.                                        $1,057,425 (b)
       103,200  Tower Automotive, Inc.                        3,225,000 (b)
                                                          -------------
                                                              4,282,425
                                                          -------------
                Bank & Finance - 2.3%
       318,400  ACC Consumer
                Finance Corp.                                 3,064,600 (b)
       296,650  NAL Financial Group, Inc.                     2,855,256
                                                          -------------
                                                              5,919,856
                                                          -------------

                Building Products &
                Materials - 3.0%
       347,800  Cameron Ashley Building
                Products                                      4,869,200 (b)
       180,700  Dayton Superior Corp.,
                Class A                                       2,371,687 (b)
       193,400  Mark Solutions, Inc.                            459,325 (b)
                                                          -------------
                                                              7,700,212
                                                          -------------

                Computer Software - 13.9%
       154,800  ANSYS, Inc.                                   2,089,800 (b)
       136,850  Avant! Corp.                                  4,344,988 (b)
       273,100  AXENT Technologies, Inc.                      4,096,500 (b)
       250,850  DataWorks Corp.                               6,333,963 (b)
       153,000  Information Management
                Resources, Inc.                               3,232,125 (b)
       154,700  Premis Corp.                                    870,188 (b)
        39,500  Project Software &
                Development, Inc.                             1,673,812 (b)
       183,700  Pure Atria Corp.                              4,546,575 (b)
       250,600  Softquad International, Inc.                    814,450 (b)
        87,700  Summit Design, Inc.                             898,925 (b)
       118,300  Sunquest Information
                Systems, Inc.                                 1,685,775 (b)
       178,800  Unison Software, Inc.                         4,782,900 (b)
                                                          -------------
                                                             35,370,001
                                                          -------------

                Computers & Office
                Equipment - 0.4%
       111,100  Multiple Zones
                International, Inc.                           1,083,225 (b)
                                                          -------------

                Drugs & Health Care - 11.9%
        44,700  ADAC Labs, Inc.                               1,067,213
       346,250  Alpha-Beta Technology, Inc.                   3,657,266 (b)
       119,700  Amrion, Inc.                                  2,708,213 (b)
       195,000  Amylin Pharmaceuticals, Inc.                  2,535,000 (b)
       215,400  Atrix Laboratories, Inc.                      2,315,550 (b)
        30,800  Autoimmune, Inc.                                473,550 (b)
       258,600  DepoTech Corp.                                4,234,575 (b)
       261,100  Eclipse Surgical
                Technologies, Inc.                            2,284,625 (b)
       208,600  GalaGen, Inc.                                   912,625 (b)
        98,000  Isis Pharmaceuticals, Inc.                    1,764,000 (b)
       244,100  Matritech, Inc.                               2,074,850 (b)
       141,700  Orphan Medical, Inc.                          1,381,575 (b)
       124,800  PDT, Inc.                                     3,494,400 (b)
        93,700  Sepracor, Inc.                                1,557,762 (b)
                                                          -------------
                                                             30,461,204
                                                          -------------

                Electronics - 6.2%
        11,700  Burr-Brown Corp.                                304,200 (b,c)
        72,800  Cypress Semiconductor Corp.                   1,028,300 (b)
        14,300  Electro Scientific
                Industries, Inc.                                371,800 (b)
       125,600  ESS Technology, Inc.                          3,532,500 (b)
        40,800  Etec Systems, Inc.                            1,560,600 (b)
        71,500  FSI International, Inc.                       1,072,500 (b)
        94,800  Integrated Silicon Solution                     817,650 (b)
       111,200  Intevac, Inc.                                 1,890,400 (b)
       115,850  S3, Inc.                                      1,882,562 (b)
       104,800  Sierra Semiconductor Corp.                    1,572,000 (b)
        43,500  Silicon Valley Group, Inc.                      875,438 (b)
        43,000  Ultrateck Stepper, Inc.                       1,021,250 (b)
                                                          -------------
                                                             15,929,200
                                                          -------------

                Healthcare
                Management - 8.7%
       337,400  American Oncology
                Resources, Inc.                               3,458,350 (b)
        99,100  CN Biosciences, Inc.                          1,820,962 (b)
       308,150  Complete Management, Inc.                     3,967,431 (b)
       432,350  Home Health Corp. of
                America, Inc.                                 4,728,828 (b)
       122,300  Horizon Mental Health
                Management, Inc.                              3,393,825 (b)
        55,000  UroCor, Inc.                                    525,938 (b)
       464,900  U.S. Diagnostic Labs, Inc.                    4,300,325 (b)
                                                          -------------
                                                             22,195,659
                                                          -------------

                Household Products - 0.3%
        50,500  First Years, Inc. (The)                         820,625
                                                          -------------

                Leisure &
                Entertainment - 6.2%
       251,350  Cannondale Corp.                              5,655,375 (b)
       188,800  Fairfield Communities, Inc.                   4,672,800 (b)
        96,100  Signature Resorts, Inc.                       3,387,525 (b)
       162,300  Travis Boats & Motors, Inc.                   2,089,613 (b)
                                                          -------------
                                                             15,805,313
                                                          -------------

                Machinery &
                Equipment - 3.4%
       247,200  Northwest Pipe Co.                            4,017,000 (b)
       163,400  Stratasys, Inc.                               3,247,575 (b)
        58,400  Triumph Group, Inc.                           1,394,300 (b)
                                                          -------------
                                                              8,658,875
                                                          -------------

                Manufacturing - 2.9%
       205,900  BMC Industries, Inc.                          6,485,850
       165,800  Zomax Optical Media, Inc.                       911,900 (b)
                                                          -------------
                                                              7,397,750
                                                          -------------

                Oil & Oil Service - 1.2%
        84,400  Pool Energy Services Co.                      1,297,650 (b)
        75,200  Pride Petroleum Services, Inc.                1,748,400 (b)
                                                          -------------
                                                              3,046,050
                                                          -------------

                Pollution Control - 3.0%
       361,300  IDM Environmental Corp.                       1,061,319 (b)
       186,650  Memtec Ltd., ADR                              6,136,119
       348,100  Recycling Industries, Inc.                      500,394 (b)
                                                          -------------
                                                              7,697,832
                                                          -------------

                Publishing & Printing - 0.3%
       186,900  Printware, Inc.                                 841,050 (b)
                                                          -------------

                Restaurants - 2.4%
       252,800  BAB Holdings, Inc.                            1,232,400 (b)
        37,500  Logan's Roadhouse, Inc.                         881,250 (b)
        72,400  Lone Star Steakhouse &
                Saloon                                        1,936,700 (b)
       191,500  New World Coffee                                454,812 (b)
       197,000  Sagebrush, Inc.                               1,526,750 (b)
                                                          -------------
                                                              6,031,912
                                                          -------------

                Retail - 4.0%
        45,300  Borders Group, Inc.                           1,625,137 (b)
       193,450  Movie Gallery, Inc.                           2,514,850 (b)
        42,400  Proffitt's, Inc.                              1,563,500 (b)
       109,700  Sports Authority, Inc. (The)                  2,385,975 (b)
       194,900  Strouds, Inc.                                   633,425 (b)
       184,900  West Coast Entertainment
                Corp.                                         1,617,875 (b)
                                                          -------------
                                                             10,340,762
                                                          -------------

                Services - 6.6%
       142,100  Cotelligent Group, Inc.                       3,428,162 (b)
        81,800  ECsoft Group plc, ADR                           787,325 (b)
        86,600  F.Y.I., Inc.                                  1,807,775 (b)
       271,100  Glasgal Communications, Inc.                  1,287,725 (b)
       136,050  Personal Group of
                America, Inc.                                 3,282,206 (b)
       132,200  StaffMark, Inc.                               1,652,500 (b)
       227,000  Steiner Leisure Ltd.                          4,568,375
                                                          -------------
                                                             16,814,068
                                                          -------------

                Telecommunications
                Equipment - 4.8%
       224,600  ACE*COMM  Corp.                               3,369,000 (b)
       211,900  ACT Networks, Inc.                            7,734,350 (b)
        96,200  Larscom, Inc., Class A                        1,094,275
                                                          -------------
                                                             12,197,625
                                                          -------------

                Telephone &
                Telecommunications - 4.6%
        70,700  Intermedia Communications
                of Florida, Inc.                              1,820,525 (b)
       142,900  LCC International, Inc.,
                Class A                                       2,643,650 (b)
       185,700  Orckit Communications Ltd.                    1,810,575 (b)
       258,600  Xpedite Systems, Inc.                         5,495,250 (b)
                                                          -------------
                                                             11,770,000
                                                          -------------

                Textiles & Apparel - 3.2%
       710,300  Chaus (Bernard), Inc.                         1,154,237 (b)
       168,974  Cutter & Buck, Inc.                           1,964,323 (b)
       351,200  Guess ?, Inc.                                 5,048,500 (b)
                                                          -------------
                                                              8,167,060
                                                          -------------

                Total Common Stocks
                (cost $236,623,716)                         232,530,704
                                                          -------------

                CORPORATE
                BONDS - 0.4% (a)
      $500,000  Complete Management, Inc.,
                Convertible Subordinated
                Debentures, 8.0%,
                due 8/15/2003                                   526,875
     1,000,000  Kushner-Locke Co.,
                Convertible Subordinated
                Debentures, 8.0%,
                due 12/15/2000                                  605,000
                                                          -------------
                Total Corporate Bonds
                (cost $1,379,774)                             1,131,875
                                                          -------------

                SHORT-TERM
                SECURITIES - 8.6% (a)
                Commercial Paper
       700,000  Ciesco L.P., 6.75%,
                due 1/2/1997                                    699,869
     5,000,000  General Electric Capital Corp.,
                5.9%, due 1/2/1997                            4,999,180
     6,000,000  General Electric Capital Corp.,
                6.65%, due 1/2/1997                           5,998,892
     8,200,000  PepsiCo., Inc., 6.5%,
                due 1/2/1997                                  8,198,519
     2,000,000  Warner-Lambert Co., 6.0%,
                due 1/7/1997                                  1,998,000
                                                          -------------

                Total Short-Term Securities
                (at amortized cost)                          21,894,460
                                                          -------------
                Total Investments
                (cost $259,897,950)                        $255,557,039 (d)
                                                          =============


Notes to Portfolio of Investments:
---------------------------------
(a) The categories of investments are shown as a percentage of total investments of the Opportunity Growth Portfolio.

(b) Currently non-income producing.

(c) Includes stock rights that automatically traded with the stock and had no separate value at December 31, 1996.

(d) At December 31, 1996, the aggregate cost of securities for federal income tax purposes was $260,101,511 and the net unrealized depreciation of investments based on that cost was $4,544,472 which is comprised of $16,385,510 aggregate gross unrealized appreciation and $20,929,982 aggregate gross unrealized depreciation.

Abbreviations:
---------------
(ADR) --  American Depository Receipts

The accompanying notes are an integral part of the financial statements.





LB SERIES FUND, INC.
World Growth Portfolio
Portfolio of Investments
December 31, 1996

    Shares                                                     Value
--------------                                            -------------

                ARGENTINA - 0.7% (a)
                COMMON STOCKS
         6,033  Banco de Galicia Buenos
                Aires "B" ADR (USD)                            $146,300
         5,080  Banco Frances del Rio de la
                Plata ADR (USD)                                 139,688
         1,140  Enron Global Power &
                Pipeline (USD)                                   30,780
        40,900  Naviera Perez "B"                               287,585
           560  Sociedad Comercial del Plata
                ADR (USD)                                        14,420 (b)
         2,820  Telecom Argentina Stet "B"                       11,621
           630  Telecom Argentina Stet "B"
                ADR (USD)                                        25,436
        12,030  Telefonica de Argentina
                ADR (USD)                                       311,276
         1,370  Transportadora de Gas del
                Sur ADR (USD)                                    16,783
         6,430  YPF Sociedad Anonima
                ADR (USD)                                       162,358
                                                          -------------
                Total Argentina                               1,146,247
                                                          -------------

                AUSTRALIA - 1.4% (a)
                COMMON STOCKS
        52,528  Australia Gas & Light                           298,943
        23,000  Australia & New Zealand
                Banking Group Ltd.                              144,973
        25,000  Broken Hill Proprietary                         356,093
         1,600  Coca Cola Amatil                                 17,105
        25,500  Commonwealth Instalment
                Receipt Trustee Ltd.                            158,704
         7,300  Lend Lease Corp.                                141,579
        16,303  National Australia Bank Ltd.                    191,785
        53,000  National Mutual Holdings Ltd.                    79,199
        59,159  News Corp.                                      312,229
        24,000  Publishing & Broadcasting                       116,747
        11,783  Smith (Howard) Ltd.                              96,935
        17,700  Western Mining                                  111,566
        37,000  Westpac Banking                                 210,571
        33,000  Woodside Petroleum                              241,054
                                                          -------------
                Total Australia                               2,477,483
                                                          -------------

                AUSTRIA - 0.03% (a)
                COMMON STOCKS
           120  EVN Energie-Versorgung
                Niederoesterreich AG                             18,063
           610  Flughafen Wien                                   31,096
                                                          -------------
                Total Austria                                    49,159
                                                          -------------

                BELGIUM - 1.0% (a)
                COMMON STOCKS
           825  Credit Communal
                Holding/Dexia                                    75,278 (b)
         1,121  Generale de Banque S.A.                         401,903
            81  Generale de Banque S.A.,
                VVPR (reduced tax) Strips                            46
         2,960  Kredietbank                                     970,262
           104  UCB                                             271,083
                                                          -------------
                Total Belgium                                 1,718,572
                                                          -------------

                BRAZIL - 2.0% (a)
                COMMON STOCKS
         1,030  Brazil Fund (USD)                                22,918
        15,712  Centrais Eletricas Brasileiras
                S.A. ADR (USD)                                  284,859
         6,360  Companhia Brasileira de
                Distribuicao Grupo Pao de
                Acucar GDR (USD)                                112,890 (b)
           320  Companhia Energetica
                Brasilia (USD)                                   10,880
        13,848  Companhia Energetica
                Minas Gerais ADR (USD)                          470,832
        28,500  Telecomunicacoes Brasilias
                ADR (USD)                                     2,180,250
        39,020  Usinas Siderurgicas de
                Minas Gerais ADR (USD)                          398,980
                                                          -------------
                Total Brazil                                  3,481,609
                                                          -------------

                CANADA - 0.3% (a)
                COMMON STOCKS
        11,780  Alcan Aluminum                                  400,037
         4,670  Royal Bank of Canada                            164,045
                                                          -------------
                Total Canada                                    564,082
                                                          -------------

                CHILE - 0.3% (a)
                COMMON STOCKS
         1,635  Chile Fund (USD)                                 34,131
         1,775  Chilectra ADR (USD)                              95,184
         2,000  Chilgener ADR (USD)                              41,750
         1,030  Companhia Telecomunicaciones
                ADR (USD)                                       104,159
         7,854  Empresa Nacional de Electric
                ADR (USD)                                       121,737
         3,495  Enersis S.A. ADR (USD)                           96,986
                                                          -------------
                Total Chile                                     493,947
                                                          -------------

                CHINA - 0.4% (a)
                COMMON STOCKS
        15,360  Huaneng Power International
                N ADR (USD)                                     345,600 (b)
       821,000  Shanghai Petrochemical
                H(HKD)                                          249,447
       452,000  Yizheng Chemical Fibre
                H (HKD)                                         109,866
                                                          -------------
                Total China                                     704,913
                                                          -------------

                CZECH REPUBLIC - 0.1% (a)
                COMMON STOCKS
           700  SPT Telecom a.s.                                 87,149 (b)
                                                          -------------

                DENMARK- 0.2% (a)
                COMMON STOCKS
         2,614  Den Danske Bank                                 210,778
           807  Tele Danmark "B"                                 44,523
         2,120  Unidanmark "A"                                  109,764
                                                          -------------
                Total Denmark                                   365,065
                                                          -------------

                FINLAND - 0.2% (a)
                COMMON STOCKS
         6,130  Oy Nokia "A"                                    355,540
                                                          -------------

                FRANCE- 8.2% (a)
                COMMON STOCKS
         2,135  Accor                                           270,347
         3,660  Alcatel Alsthom                                 294,013
         3,480  Assurances Generales
                de France                                       112,345
         2,893  AXA                                             184,001
         1,890  Canal Plus                                      417,450
         2,512  Carrefour                                     1,634,482
           570  Castorama Dubois                                 98,103
           757  Chargeurs International S.A.                     37,496 (b)
         5,230  Cie de St. Gobain                               739,871
         2,513  Credit Local De France                          218,922
        17,847  Eaux Cie Generale                             2,211,742
         1,580  GTM Entrepose                                    73,085
         2,130  Guilbert S.A.                                   416,681
         1,260  Havas S.A.                                       88,395
         4,350  Lapeyre                                         249,841
         1,499  Legrand                                         255,395
           614  L'Oreal                                         231,234
         1,067  Pathe S.A.                                      257,059 (b)
         3,870  Pinault Printemps Redoute                     1,535,022
         2,470  Primagaz                                        290,868
           920  Rexel                                           279,271
         5,276  Sanofi                                          524,702
         6,030  Schneider S.A.                                  278,808 (b)
           620  Societe Generale                                 67,037
         6,725  Societe Nationale Elf Aquitaine                 612,165
         1,790  Sodexho                                         997,032
         8,110  Television Francaise                            775,284
        13,189  Total "B"                                     1,072,710
                                                          -------------
                Total France                                 14,223,361
                                                          -------------

                GERMANY - 3.8% (a)
                COMMON STOCKS
           339  Allianz Holdings                                616,844
            70  Altana                                           54,497
        35,280  Bayer                                         1,439,813
         4,890  Bilfinger & Berger Bau AG                       179,546
           240  Buderas                                         118,534
         3,159  Deutsche Bank                                   147,603
        18,837  Gehe AG                                       1,205,774
         5,070  Hoechst AG                                      239,530
           520  Hornbach Baumarkt                                16,491
           716  Mannesmann                                      310,354
         1,370  Praktiker Bau und
                Heimwerker Markte                                27,421
         3,476  Rhoen Klinikum                                  363,683
           870  SAP AG                                          118,446
         1,443  Schering                                        121,813
        15,465  Veba                                            894,453
           484  Veba International, Finance
                Warrants Expiring 4/6/98                        155,064
           273  Volkswagen                                      113,543 (b)
                                                          -------------
                                                              6,123,409
                                                          -------------

                PREFERRED STOCKS
         1,200  Fielmann                                         37,432
         2,490  Hornbach Holdings AG                            177,996
           160  Krones                                           58,019
         1,117  SAP AG                                          156,066
                                                          -------------
                                                                429,513
                                                          -------------
                Total Germany                                 6,552,922
                                                          -------------

                HONG KONG - 4.9% (a)
                COMMON STOCKS
       194,000  Cathay Pacific Airways                          306,006
       103,000  Dao Heng Bank Ltd.                              494,059
       388,188  First Pacific                                   504,401
       335,000  Guangdong Investments                           322,678
       695,000  Guangzhou Investment
                Co. Ltd.                                        332,471
       118,000  Guoco Group                                     660,599
       380,142  Hong Kong Land
                Holdings (USD)                                1,056,795
       897,000  Hopewell Holdings                               579,869
       134,000  Hutchison Whampoa                             1,052,492
       184,000  New World Development
                Co. Ltd.                                      1,243,002
        89,000  Swire Pacific "A"                               848,633
       205,000  Wharf Holdings                                1,023,078
                                                          -------------
                Total Hong Kong                               8,424,083
                                                          -------------

                INDONESIA - 0.04% (a)
                COMMON STOCKS
        37,000  PT Telekomunikai Indonesia                       63,834
                                                          -------------

                ITALY - 1.9% (a)
                COMMON STOCKS
         3,000  Assicurazioni Generali                           56,856
        74,580  Banca Fideuram                                  163,958
        88,179  Ente Nazionale Idrocarburi                      452,520
         2,000  Finanziaria Autogrill SpA                         1,938 (b)
        31,160  IMI SpA                                         267,027
         6,074  Industrie Natuzzi SpA
                ADR (USD)                                       139,702
        28,000  Istituto Nazionale Delle
                Assicurazioni                                    36,472
        47,600  Italgas                                         198,778
           280  La Rinascente SpA.,
                Stock Warrants                                      123 (b)
        16,520  Mediolanum SpA                                  156,379 (b)
         8,600  Rinascente                                       49,888
       135,000  Societa' Finaziaria
                Telefonica SpA                                  614,041
        43,800  Societa' Finaziaria Telefonica
                SpA, RNC                                        147,973
       122,827  Telecom Italia                                  319,010
       240,400  Telecom Italia Mobile                           607,735 (b)
        37,000  Telecom Italia Mobile RNC                        52,805
         3,000  Unicem                                           19,578 (b)
                                                          -------------
                Total Italy                                   3,284,783
                                                          -------------

                JAPAN - 21.4% (a)
                COMMON STOCKS
         2,100  Advantest Corp.                                  98,463
        23,000  Alps Electric                                   250,237
        54,000  Amada                                           419,653
        72,000  Canon                                         1,591,572
        30,000  Citizen Watch Co.                               215,007
        43,000  Dai Nippon Screen
                Manufacturing Co. Ltd.                          317,460 (b)
         8,000  Daifuku                                         100,855
        51,000  Daiichi Pharmaceutical                          819,100
        64,000  Daiwa House                                     823,418
            76  DDI Corp.                                       502,685
           160  East Japan Railway                              719,800
        12,100  Fanuc                                           387,626
        78,000  Hitachi                                         727,398
        73,000  Hitachi Zosen                                   283,654
         6,000  Honda Motor Co.                                 171,488
        25,000  Inax                                            185,217
        21,000  Ishihara Sangyo Kaisha                           50,773 (b)
        18,000  Ito-Yokado                                      783,352
        25,000  Kao Corp.                                       291,426
         3,000  Kawada Industries                                18,392
        24,000  Kokuyo                                          592,695
        61,000  Komatsu                                         500,389
        22,000  Komori                                          467,317
        33,000  Kumagai Gumi                                     81,781
        57,000  Kuraray                                         526,638
        23,000  Kyocera                                       1,433,900
        33,000  Makita                                          461,618
        43,000  Marui                                           776,012
        65,000  Matsushita Electric Industrial                1,060,789
        31,000  Mitsubishi                                      321,216
       202,000  Mitsubishi Heavy Industries                   1,604,697
        23,000  Mitsubishi Paper Mills                           89,966
        99,000  Mitsui Fudosan                                  991,624
        16,000  Mitsui Petrochemical Industries                  82,894
        24,000  Murata Manufacturing                            797,859
        13,000  National House Industrial                       172,869
       128,000  NEC                                           1,547,362
        65,000  Nippon Denso                                  1,565,927
         9,000  Nippon Hodo                                     104,136
       300,000  Nippon Steel                                    885,934
            71  Nippon Telegraph & Telecom                      538,278
        64,000  Nomura Securities                               961,575
        31,000  Pioneer Electronic                              591,572
         4,000  Sangetsu Co. Ltd.                                83,585
        44,000  Sankyo                                        1,246,179
         7,500  Sega Enterprises                                252,569
        65,000  Sekisui Chemical                                656,679
        49,000  Sekisui House                                   499,266
         7,000  Seven-Eleven Japan                              409,809
        60,000  Sharp                                           854,848
        40,300  Shin-Etsu Chemical                              734,246
        12,000  Shiseido Co. Ltd.                               138,848
        16,100  Sony                                          1,055,168
        93,000  Sumitomo                                        733,175
        99,000  Sumitomo Electric                             1,384,855
        28,000  Sumitomo Forestry                               340,903
        17,000  TDK                                           1,108,281
       129,000  Teijin                                          563,630
        23,000  Tokio Marine & Fire Insurance                   216,475
         9,000  Tokyo Electronics                               275,883
        22,300  Tokyo Steel Manufacturing                       317,719
        42,000  Toppan Printing                                 525,861
        26,000  Uny Co.                                         475,952
         8,400  Yurtec                                          113,876
                                                          -------------
                Total Japan                                  36,902,431
                                                          -------------

                MALAYSIA - 2.4% (a)
                COMMON STOCKS
       213,000  Affin Holdings BHD                              586,161
        61,000  Commerce Asset
                Holding BHD                                     458,919
       191,000  MBF Capital                                     310,077
       334,000  Multi-Purpose Holdings                          648,030
       284,000  Multi-Purpose Holdings
                BHD, Stock Warrants                              12,370 (b)
       331,000  Renong BHD                                      587,163
         7,400  Renong BHD - 4% ICULS
                Rights                                            3,106 (b)
       101,000  Technology Resources
                Industries BHD                                  199,161 (b)
        78,000  Time Engineering BHD                            144,542
       132,000  United Engineers                              1,191,685
                                                          -------------
                Total Malaysia                                4,141,214
                                                          -------------

                MEXICO - 1.5% (a)
                COMMON STOCKS
        58,000  Cementos de Mexico
                ADR (USD)                                       449,500
        17,850  Cemex S.A. de C.V. "B"                           69,613
       208,783  Cifra "B" ADR (USD)                             249,496 (b)
        40,349  Gruma "B"                                       246,030 (b)
         3,636  Gruma S.A. GDR (USD)                             88,173 (b)
         7,260  Grupo Embotellador
                de Mexico                                        10,606
           700  Grupo Financiero Banamex
                Accival "L"                                       1,378 (b)
        51,680  Grupo Financiero
                Banamex "B"                                     109,111 (b)
        92,062  Grupo Industrial Maseca "B"                     116,715
         1,600  Grupo Televisa GDR (USD)                         41,000 (b)
         9,440  Kimberly-Clark Mexico "A"                       186,474
         7,010  Panamerican Beverages "A"
                ADR (USD)                                       328,594
        19,435  Telefonos de Mexico "L"
                ADR (USD)                                       641,355
                                                          -------------
                Total Mexico                                  2,538,045
                                                          -------------

                NETHERLANDS - 10.5% (a)
                COMMON STOCKS
        14,410  ABN Amro Holdings                               938,131
        12,206  Ahold                                           763,538
        12,559  CSM                                             698,328
       199,115  Elsevier                                      3,367,598
        17,255  Fortis Amev N.V.                                604,650
         1,168  Gucci Group N.V. (USD)                           74,606
         3,710  Hagemeyer                                       296,757
        41,272  ING Groep N.V.                                1,486,892
        29,950  ING Groep N.V.,
                Stock Warrants                                  215,106 (b)
         6,050  Koninklijke PTT Nederland                       230,927
         2,420  Nutricia                                        367,941
         1,940  Otra N.V.                                        33,373
        20,215  Polygram                                      1,030,362
        20,402  Royal Dutch Petroleum                         3,579,360
         5,880  Unilever                                      1,040,792
        25,992  Wolters Kluwer                                3,455,062
                                                          -------------
                Total Netherlands                            18,183,423
                                                          -------------

                NEW ZEALAND -  0.5% (a)
                COMMON STOCKS
        33,100  Carter Holt Harvey                               75,116
        18,000  Fernz                                            61,718
        32,000  Fletcher Challenge Building                      98,409 (b)
         3,000  Fletcher Challenge Energy                         8,696 (b)
       112,369  Fletcher Challenge
                Forests Division                                188,275
         6,000  Fletcher Challenge Paper                         12,344 (b)
        86,000  Telecom Corp. of New Zealand                    438,968
                                                          -------------
                Total New Zealand                               883,526
                                                          -------------

                NORWAY - 1.6% (a)
                COMMON STOCKS
         2,120  Bergesen "A"                                     51,329
        27,584  Norsk Hydro                                   1,477,003
        17,075  Orkla "A"                                     1,179,304
         3,350  Saga Petroleum "B"                               51,994
                                                          -------------
                Total Norway                                  2,759,630
                                                          -------------

                PANAMA - 0.05% (a)
                COMMON STOCKS
         1,676  Banco Latinoamericano de
                Exportaciones S.A. "E"                           85,057
                                                          -------------

                PERU - 0.03% (a)
                COMMON STOCKS
         3,180  Telefonica del Peru S.A.
                ADR (USD)                                        60,023
                                                          -------------

                PHILIPPINES - 0.1% (a)
                COMMON STOCKS
        16,000  Philippine National Bank                        190,114
                                                          -------------

                PORTUGAL - 0.4% (a)
                COMMON STOCKS
         6,825  Estabelecimentos Jeronimo
                Martins & Filho SGPA S.A.                       352,012
         4,550  Estabelecimentos Jeronimo
                Martins & Filho SGPA S.A.,
                Baby Shares                                     218,535
         6,825  Estabelecimentos Jeronimo
                Martins & Filho SGPA S.A.,
                Stock Appreciation Rights                       115,327
         1,137  Estabelecimentos Jeronimo
                Martins & Filho SGPA S.A.,
                Units                                            64,399
                                                          -------------
                Total Portugal                                  750,273
                                                          -------------

                RUSSIA - 0.02% (a)
                COMMON STOCKS
         2,280  Gazprom ADR (USD)                                40,470 (b)
                                                          -------------

                SINGAPORE - 2.4% (a)
                COMMON STOCKS
        14,000  City Developments Ltd.                          126,063
        74,000  DBS Land                                        272,350
        22,000  Development Bank of Singapore                   297,149
        19,000  Far East Levingston
                Shipbuilding                                     99,121
        27,400  Fraser & Neave Ltd.                             281,970
        17,000  Keppel                                          132,423
        99,000  Overseas Union Bank                             764,096
         4,000  Singapore Airlines                               36,304
        87,000  Singapore Land                                  481,848
        33,000  Singapore Press                                 650,897
        78,000  United Industrial                                65,776
        75,000  United Overseas Bank                            836,132
         7,000  United Overseas Bank,

                Stock Warrants                                   24,712 (b)
                                                          -------------
                Total Singapore                               4,068,841
                                                          -------------

                SOUTH KOREA - 0.4% (a)
                COMMON STOCKS
        20,300  Korea Electric Power Corp.
                ADR (USD)                                       416,150
         6,309  Korea Equity Fund (USD)                          94,635
           500  Pohang Iron & Steel
                ADR (USD)                                        10,125
           270  Samsung Electronics GDR
                Bonus (USD)                                       7,223 (b)
           900  Samsung Electronics
                                                                 37,238 (b)
        10,000  Samsung Electronics GDR,
                non voting (USD)                                184,500 (b)
                                                          -------------
                Total South Korea                               749,871
                                                          -------------

                SPAIN - 2.6% (a)
                COMMON STOCKS
         2,275  Banco Popular Espanol                           446,852
         9,110  Banco Santander                                 583,124
         2,590  Centros Comerciales
                Continente S.A.                                  53,067 (b)
         4,940  Centros Comerciales Pryca                       104,641
         5,012  Corporacion Bancaria de
                Espana S.A.                                     224,300
        13,510  Empresa Nacional
                de Electridad                                   961,544
         2,516  Gas Natural                                     585,274
        38,580  Iberdrola                                       546,791
        17,860  Repsol S.A.                                     685,098
            40  Repsol S.A. ADR (USD)                             1,525
         1,683  Sociedade General de Aguas
                de Barcelona S.A.                                70,003
            24  Sociedade General de Aguas
                de Barcelona S.A.                                   993 (b)
         7,260  Telefonica de Espana                            168,603
                                                          -------------
                Total Spain                                   4,431,815
                                                          -------------

                SWEDEN - 2.7% (a)
                COMMON STOCKS
         2,740  ABB AB                                          309,359
        40,600  Astra AB "B"                                  1,958,592
        15,130  Atlas Copco "B"                                 368,272
        10,375  Electrolux "B"                                  602,428
         2,000  Esselte "B"                                      44,282
         4,840  Hennes & Mauritz "B"                            669,945
         1,720  Sandvik "A"                                      46,405
        17,150  Sandvik "B"                                     465,220
         2,720  Scribona "B"                                     30,511
         8,670  Stora Kopparberg "B"                            118,229 (b)
                                                          -------------
                Total Sweden                                  4,613,243
                                                          -------------

                SWITZERLAND - 4.5% (a)
                COMMON STOCKS
         2,597  Adecco S.A.                                     651,918
         1,040  ABB AG                                        1,293,687
         2,900  CS Holding                                      297,908
         1,295  Nestle                                        1,390,299
         1,689  Novartis AG                                   1,934,432 (b)
           224  Roche Holdings                                1,742,966
         2,696  Schwizerischer Bankverein                       512,613
                                                          -------------
                Total Switzerland                             7,823,823
                                                          -------------

                THAILAND - 0.4% (a)
                COMMON STOCKS
         7,950  Advanced Information
                Service plc (Foreign
                Registered)                                      67,578
        29,470  Bangkok Bank                                    284,979
         1,130  Siam Cement                                      35,425
        13,950  Siam Commercial Bank                            101,174
        15,110  Thai Farmers Bank Public
                Co. Ltd.                                         94,268 (b)
         3,600  Total Access Communication
                Public Co. Ltd. ADR (USD)                        24,840 (b)
                                                          -------------
                Total Thailand                                  608,264
                                                          -------------

                UNITED KINGDOM - 16.2% (a)
                COMMON STOCKS
       136,000  Abbey National                                1,780,093
        72,066  Argos plc                                       946,970
       314,000  Asda Group                                      661,676
        62,000  British Gas                                     237,930
        53,000  British Petroleum                               635,600
       121,000  Cable & Wireless                              1,011,616
        87,225  Cadbury Schweppes                               736,713
       157,000  Caradon                                         645,537
        39,000  Coats Viyella                                    89,532
        48,000  Compass Group                                   509,851
        84,000  David S. Smith                                  448,998
        23,000  East Midlands Electricity plc                   260,853
        47,000  Electrocomponents                               371,201
         8,000  GKN                                             137,194
        84,500  Glaxo Wellcome                                1,375,278
       105,000  Grand Metropolitan                              823,882
        11,000  Heywood Williams Group                           44,852
        37,000  Hillsdown Holdings                              126,777
        24,000  John Laing "A"                                  114,922
       121,000  Kingfisher                                    1,305,979
        40,000  London Electricity                              466,335
       231,000  National Westminster Bank                     2,714,853
        85,000  Rank Group plc                                  637,828
       115,000  Reed International                            2,163,269
        29,000  Rolls Royce                                     127,685
        58,000  RTZ                                             932,054
       111,000  Safeway plc                                     766,370
        26,000  Sears                                            41,871
       106,000  Shell Transport & Trading                     1,837,793
       200,000  SmithKline Beecham                            2,768,545
        96,000  T & N                                           286,174
       102,000  Tesco                                           618,605
       248,700  Tomkins                                       1,150,403
        99,000  United News & Media                           1,182,165
                                                          -------------
                Total United Kingdom                         27,959,404
                                                          -------------
  Principal
     Amount
--------------

                SHORT-TERM
                SECURITIES - 6.8% (a)
                Commercial Paper
    $1,790,000  Ciesco L.P., 6.75%,
                due 1/2/1997 (USD)                            1,789,665
     8,000,000  General Electric Capital
                Corp., 6.65%,
                due 1/2/1997 (USD)                            7,998,522
     2,000,000  Warner-Lambert Co.,
                6.0%, due 1/7/1997 (USD)                      1,998,000
                                                          -------------
                Total Short-Term Securities                  11,786,187
                                                          -------------
                Total Investments                          $172,568,403 (c,d)
                                                          =============


Notes to Portfolio of Investments:
----------------------------------
(a) The categories of investments are shown as a percentage of total investments of the World Growth Portfolio.
(b) Currently non-income producing.
(c) Security Classification:

                                                Percentage of
                          Cost           Value      Portfolio
                      -------------  -------------   --------
Common Stocks &
Warrants               $149,981,660   $160,352,703     93.00%
Preferred Stocks            467,665        429,513      0.20%
Short-Term               11,786,187     11,786,187      6.80%
                      -------------   -------------   ------
  Total Investments    $162,235,512   $172,568,403    100.00%
                      =============   =============   ======

(d) At December 31, 1996, the aggregate cost of securities for federal income tax purposes was $162,500,009 and the net unrealized appreciation of investments based on that cost was $10,068,394 which is comprised of $16,108,651 aggregate gross unrealized appreciation and $6,040,257 aggregate gross unrealized depreciation.

Abbreviations:
------------------------------------------
(ADR) -- American Depository Receipts
(GDR) -- Global Depository Receipts
(HKD) -- Denominated in Hong Kong Dollars
(USD) -- Denominated in U.S. Dollars

The accompanying notes are an integral part of the financial statements.





LB SERIES FUND, INC.
Growth Portfolio

Portfolio of Investments
December 31, 1996

    Shares                                                   Value
--------------                                          ---------------
                COMMON STOCKS - 93.8% (a)

                Aerospace - 2.3%
       230,000  Boeing Co.                                  $24,466,250
        91,700  Raytheon Co.                                  4,413,062
       156,800  United Technologies Corp.                    10,348,800
                                                        ---------------
                                                             39,228,112
                                                        ---------------

                Airlines - 0.6%
       116,400  Continental Airlines Holding,
                Inc., Class B                                 3,288,300 (b)
       100,800  UAL Corp.                                     6,300,000 (b)
                                                       ----------------
                                                              9,588,300
                                                       ----------------

                Automotive - 2.7%
       383,700  Chrysler Corp.                               12,662,100
       200,000  Ford Motor Co.                                6,375,000
       201,000  General Motors Corp.                         11,205,750
       243,800  Goodyear Tire & Rubber
                Co. (The)                                    12,525,225
        45,400  PACCAR, Inc.                                  3,087,200
                                                        ---------------
                                                             45,855,275
                                                        ---------------

                Bank & Finance - 13.9%
       128,500  Allstate Corp.                                7,436,938
       240,900  American Express Co.                         13,610,850
       238,600  American International
                Group, Inc.                                  25,828,450
       245,800  Bank of New York Co., Inc.                    8,295,750
       176,600  BankAmerica Corp.                            17,615,850
       246,300  Barnett Banks, Inc.                          10,129,088
       104,300  Beneficial Corp.                              6,610,013 (c)
       278,800  Chase Manhattan Corp.                        24,882,900
        91,700  Crestar Financial Corp.                       6,820,187 (b,c)
       600,000  Federal National Mortgage
                Association                                  22,350,000
       139,600  First Bank System, Inc.                       9,527,700
       221,300  First Chicago NBD Corp.                      11,894,875
       177,200  First USA, Inc.                               6,135,550
       108,300  Firstar Corp.                                 5,685,750 (c)
       182,300  Great Western Financial Corp.                 5,286,700
       166,200  Green Tree Financial Corp.                    6,419,475
       344,700  Hibernia Corp., Class A                       4,567,275
        92,600  ITT Hartford Group, Inc.                      6,250,500
       122,600  MBNA Corp.                                    5,087,900
        96,900  Southern National Corp.                       3,512,625
       100,000  Summit Bancorp                                4,375,000
        76,600  TCF Financial Corp.                           3,332,100
        80,200  Torchmark Corp.                               4,050,100
        40,000  Wells Fargo & Co.                            10,790,000
                                                        ---------------
                                                            230,495,576
                                                        ---------------

                Broadcasting - 1.3%
        89,500  Cox Radio, Inc., Class A                      1,566,250 (b)
       255,400  Infinity Broadcasting Corp.,
                Class A                                       8,587,825
       232,000  Tele-Communications, Inc.,
                Liberty Media Group,
                Series A                                      6,626,500 (b)
        91,400  Tele-Communications, Inc.,
                TCI Group, Series A                           1,193,912
       113,500  Young Broadcasting Corp.,
                Class A                                       3,319,875 (b)
                                                        ---------------
                                                             21,294,362
                                                        ---------------

                Chemicals - 1.7%
       200,000  Air Products & Chemicals, Inc.               13,825,000
       251,200  IMC Global, Inc.                              9,828,200
        91,500  Millipore Corp.                               3,785,812
                                                        ---------------
                                                             27,439,012
                                                        ---------------

                Computer Software - 4.7%
       115,200  Broderbund Software, Inc.                     3,427,200 (b)
       195,300  Cadence Design Systems, Inc.                  7,763,175 (b)
       238,500  Computer Associates
                International, Inc.                          11,865,375 (d)
       163,700  DataWorks Corp.                               4,133,425
       211,100  Microsoft Corp.                              17,442,137 (b)
       114,700  Netscape Communications
                Corp.                                         6,523,563 (b)
       118,100  Network General Corp.                         3,572,525 (b)
       215,500  Oracle Corp.                                  8,997,125 (b)
       162,300  Rational Software Corp.                       6,420,994 (b)
       145,500  Sterling Commerce, Inc.                       5,128,875 (b)
       127,700  Structural Dynamics Research
                Corp.                                         2,554,000 (b,c)
                                                        ---------------
                                                             77,828,394
                                                        ---------------

                Computers &
                Office Equipment - 5.3%
       169,400  3Com Corp.                                   12,429,725 (b)
       351,100  Cisco Systems, Inc.                          22,338,737 (b)
       120,000  Compaq Computer Corp.                         8,910,000 (b,d)
        78,200  FORE Systems, Inc.                            2,570,825 (b)
       202,100  Hewlett Packard Co.                          10,155,525
       140,000  International Business
                Machines                                     21,140,000
       145,800  Seagate Technology, Inc.                      5,759,100 (b)
       190,900  Sun Microsystems, Inc.                        4,903,744 (b)
                                                        ---------------
                                                             88,207,656
                                                        ---------------

                Conglomerates - 1.0%
       246,800  AlliedSignal, Inc.                           16,535,600
                                                        ---------------

                Drugs & Health Care - 10.7%
       260,200  Abbott Laboratories                          13,205,150
       175,000  Alpha-Beta Technology, Inc.                   1,848,437 (b)
       104,700  Amgen, Inc.                                   5,693,063 (b)
        73,300  Astra AB, ADR                                 3,591,700
       279,600  Becton, Dickinson & Co.                      12,127,650
       237,300  Biochem Pharma, Inc.                         11,924,325 (b)
       142,300  Boston Scientific Corp.                       8,538,000 (b)
       200,000  Centocor, Inc.                                7,150,000 (b)
       314,000  Eli Lilly & Co.                              22,922,000
       312,700  Johnson & Johnson                            15,556,825
       314,500  Merck & Co., Inc.                            24,924,125
        97,200  PDT, Inc.                                     2,721,600
       127,100  Pfizer, Inc.                                 10,533,413
        82,200  Schering-Plough Corp.                         5,322,450
        98,300  STERIS Corp.                                  4,276,050 (b)
       166,900  Teva Pharmaceutical Industries
                Ltd., ADR                                     8,386,725
       242,600  Warner-Lambert Co.                           18,195,000
                                                        ---------------
                                                            176,916,513
                                                        ---------------

                Electric Utilities - 1.0%
       200,500  American Electric Power Co.                   8,245,562
       325,000  Entergy Corp.                                 9,018,750
                                                        ---------------
                                                             17,264,312
                                                        ---------------

                Electrical Equipment - 1.5%
       230,000  General Electric Co.                         22,741,250
       137,200  Vivid Technologies, Inc.                      1,715,000 (b)
                                                        ---------------
                                                             24,456,250
                                                        ---------------

                Electronics - 5.8%
       124,100  Applied Materials, Inc.                       4,459,844 (b)
       145,600  Atmel Corp.                                   4,823,000 (b)
       115,300  Etec Systems, Inc.                            4,410,225 (b)
       125,000  Harman International
                Industries, Inc.                              6,953,125
       233,700  Intel Corp.                                  30,600,094
       150,000  Maxim Integrated
                Products, Inc.                                6,487,500 (b)
       225,700  Micron Technology, Inc.                       6,573,513
       109,500  Motorola, Inc.                                6,720,562
       169,300  Nokia Corp., ADR                              9,755,913
       121,600  S3, Inc.                                      1,976,000 (b)
       142,800  Sierra Semiconductor Corp.                    2,142,000 (b)
       138,200  Vitesse Semiconductor Corp.                   6,288,100 (b)
       151,200  Xilinx, Inc.                                  5,566,050 (b)
                                                        ---------------
                                                             96,755,926
                                                        ---------------

                Food & Beverage - 3.8%
       355,100  Coca-Cola Co.                                18,687,138
       134,500  Coca-Cola Femsa S.A., ADR                     3,883,688
       144,200  ConAgra, Inc.                                 7,173,950
       289,400  PepsiCo, Inc.                                 8,464,950
       113,900  Ralston-Ralston Purina Group                  8,357,412
        80,000  Salomon, Inc., (Snapple, Inc.,
                Equity-Linked Security)                       1,150,000
       400,000  Sara Lee Corp.                               14,900,000
                                                        ---------------
                                                             62,617,138
                                                        ---------------

                Healthcare
                Management - 1.5%
       152,300  Oxford Health Plans, Inc.                     8,919,069 (b)
        41,100  PacifiCare Health Systems,
                Inc., Class B                                 3,503,775 (b)
       289,000  United Healthcare Corp.                      13,005,000
                                                        ---------------
                                                             25,427,844
                                                        ---------------

                Household Products - 4.1%
       221,400  Avon Products, Inc.                          12,647,475
       177,100  Colgate Palmolive Co.                        16,337,475
       309,600  Dial Corp                                     4,566,600
       206,500  Gillette Co.                                 16,055,375
       173,900  Procter & Gamble Co.                         18,694,250
                                                        ---------------
                                                             68,301,175
                                                        ---------------

                Leisure &
                Entertainment - 2.4%
       341,800  CapStar Hotel Co.                             6,707,825 (b)
       232,400  Disney (Walt) Co.                            16,180,850
       128,000  Hollywood Entertainment
                Corp.                                         2,368,000 (b)
       119,400  Hospitality Franchise
                Systems, Inc.                                 7,134,150 (b)
        91,500  Time Warner, Inc.                             3,431,250
        92,200  Viacom, Inc., Class B                         3,215,475 (b)
                                                        ---------------
                                                             39,037,550
                                                        ---------------

                Machinery &
                Equipment - 1.5%
       160,000  Caterpillar, Inc.                            12,040,000
       268,700  Deere & Co.                                  10,915,938
       101,100  New Holland N.V.                              2,110,462 (b)
                                                        ---------------
                                                             25,066,400
                                                        ---------------

                Manufacturing - 0.2%
        84,800  BMC Industries, Inc.                          2,671,200
                                                        ---------------

                Mining & Metals - 2.2%
       148,000  Aluminum Co. of America                       9,435,000
        80,700  Newmont Mining, Inc.                          3,611,325
       178,600  Nucor Corp.                                   9,108,600
       175,000  Phelps Dodge Corp.                           11,812,500
       113,900  Steel Dynamics, Inc.                          2,178,337 (b)
                                                        ---------------
                                                             36,145,762
                                                        ---------------

                Natural Gas - 0.8%
       199,500  Consolidated Natural Gas Co.                 11,022,375
        54,300  Union Pacific Resources
                Group, Inc.                                   1,588,275
                                                        ---------------
                                                             12,610,650
                                                        ---------------

                Oil & Oil Service - 7.2%
       200,000  Amoco Corp.                                  16,100,000
       173,900  Baker Hughes, Inc.                            5,999,550
       280,400  Chevron Corp.                                18,226,000
       206,900  Enron Oil & Gas Co.                           5,224,225
       267,500  Halliburton Co.                              16,116,875
       137,900  Louisiana Land and
                Exploration Co.                               7,394,888
       250,000  Mobil Corp.                                  30,562,500
       161,800  Noble Drilling Corp.                          3,215,775 (b)
       187,300  Reading & Bates Corp.                         4,963,450 (b)
       141,800  Tidewater, Inc.                               6,416,450 (c)
        85,300  Triton Energy Ltd., Class A                   4,137,050 (b)
        24,100  Varco International, Inc.                       557,312 (b)
                                                        ---------------
                                                            118,914,075
                                                        ---------------

                Photography - 1.0%
       204,300  Eastman Kodak Co.                            16,395,075
                                                        ---------------

                Pollution Control - 0.3%
       168,800  WMX Technologies, Inc.                        5,507,100
                                                        ---------------

                Publishing & Printing - 0.8%
       173,600  Gannett Co., Inc.                            12,998,300
                                                        ---------------

                Railroads - 0.3%
        54,900  Burlington Northern Santa Fe                  4,741,987
                                                        ---------------

                Restaurants - 0.6%
       208,500  McDonald's Corp.                              9,434,625
                                                        ---------------

                Retail - 4.8%
       215,700  American Stores Co.                           8,816,738 (c)
       321,200  CVS Corp.                                    13,289,650
       182,400  Federated Department Stores                   6,224,400 (b)
       184,700  Gap, Inc.                                     5,564,088
       119,100  Home Depot, Inc.                              5,969,888
       267,000  Kroger Co.                                   12,415,500 (b)
       174,500  Movie Gallery, Inc.                           2,268,500 (b)
       233,300  Safeway, Inc.                                 9,973,575 (b)
       159,000  Sears, Roebuck & Co.                          7,333,875
       355,100  Wal-Mart Stores, Inc.                         8,122,912
                                                        ---------------
                                                             79,979,126
                                                        ---------------

                Services - 2.8%
       244,192  AccuStaff, Inc.                               5,158,556 (b)
       157,700  Automatic Data
                Processing, Inc.                              6,761,387
        40,000  BA Merchants Services, Inc.                     715,000 (b)
       158,300  Computer Sciences Corp.                      13,000,388 (b)
        26,800  DST Systems, Inc.                               840,850 (b)
       532,590  First Data Corp.                             19,439,535
                                                        ---------------
                                                             45,915,716
                                                        ---------------

                Telecommunications
                Equipment - 3.1%
       141,700  ACT Networks, Inc.                            5,172,050 (b)
       292,600  ADC Telecommunications, Inc.                  9,107,175 (b)
       157,700  Ascend Communications, Inc.                   9,797,112 (b,d)
        36,700  Cascade Communications
                Corp.                                         2,023,088 (b,d)
       159,200  DSC Communications Corp.                      2,845,700 (b)
       164,042  Lucent Technologies, Inc.                     7,586,943 (b)
       255,800  Tellabs, Inc.                                 9,624,475 (b)
        70,000  U.S. Robotics Corp.                           5,040,000 (b)
                                                        ---------------
                                                             51,196,543
                                                        ---------------

                Telephone &
                Telecommunications - 3.3%
       341,100  Aerial Communications, Inc.                   2,771,437 (b)
       285,000  Ameritech Corp.                              17,278,125
       325,000  BellSouth Corp.                              13,121,875
       200,600  MCI Communications Corp.                      6,557,113
       327,500  MobileMedia Corp., Class A                      143,281 (b)
       290,000  SBC Communications, Inc.                     15,007,500
                                                        ---------------
                                                             54,879,331
                                                        ---------------

                Textiles & Apparel - 0.6%
       172,200  NIKE, Inc., Class B                          10,288,950
                                                        ---------------

                Total Common Stock
                (cost $1,411,176,476)                     1,553,993,835
                                                        ---------------

                PREFERRED
                STOCK - 0.3% (a)
        66,300  Microsoft Corp., Convertible
                Preferred Stock, Series A
                (cost $5,295,712)                             5,312,287
                                                        ---------------

                CORPORATE
                BONDS - 0.3% (a)
     6,250,000  Broadband Technologies, Inc.,
                Convertible Subordinated
                Notes, 5.0%, due 5/15/2001
                (cost $6,247,044)
                                                              4,718,750
                U.S. GOVERNMENT - 0.1% (a)              ---------------
     1,000,000  U.S. Treasury Notes,
                6.875%, due 3/31/1997                         1,003,125
       300,000  U.S. Treasury Notes,
                8.75%, due 10/15/1997                           306,562
                Total U.S. Government                   ---------------
                (cost $1,306,875)                             1,309,687
                                                        ---------------

                SHORT-TERM
                SECURITIES - 5.5% (a)
                Commercial Paper
    10,000,000  Coca-Cola Co., 5.9%,
                due 1/7/1997                                  9,990,167
     3,141,000  Enterprise Funding Corp.,
                5.45%, due 1/23/1997                          3,130,539
     5,000,000  Fletcher Challenge Finance
                USA, Inc., 5.4%,
                due 1/28/1997                                 4,979,750
    10,000,000  General Electric Capital Corp.,
                5.42%, due 1/24/1997                          9,965,372
    14,330,000  Koch Industries, 7.0%,
                due 1/2/1997                                 14,327,214
    10,000,000  Norwest Financial, Inc.,
                5.4%, due 1/21/1997                           9,970,000
     1,103,000  Oyster Creek Co., 5.7%,
                due 1/22/1997                                 1,099,332
     7,000,000  Sheffield Receivables Corp.,
                5.7%, due 1/3/1997                            6,997,783
    20,700,000  Shell Oil Co., Series A,
                6.4%, due 1/2/1997                           20,696,320
    10,000,000  United Parcel Service,
                5.85%, 1/10/1997                              9,985,375
                                                        ---------------

                Total Short-Term Securities
                (at amortized cost)                          91,141,852
                                                        ---------------

                Total Investments
                (cost $1,515,167,959)                     $1,656,476,411 (e)
                                                        ================

Notes to Portfolio of Investments:
---------------------------------
(a) The categories of investments are shown as a percentage of total investments
    of the Growth Portfolio.

(b) Currently non-income producing.

(c) Includes stock rights that automatically traded with the stock and had no separate value at December 31, 1996.

(d) At December 31, 1996, securities valued at $5,756,300 were held in escrow to cover open call options written as follows:

                         Number of      Exercise  Expiration
Issue                    Contracts        Price      Date     Value
---------------         ----------       -------  ---------  -------
Ascend
Communications,             200            $60     1/18/97   $95,000
Cascade
Communications C            100            $58     1/18/97    25,000
Compaq
Computer Corp.              200            $70     1/18/97   112,500
Computer Associates
International, I            246            $50     1/18/97    58,425
Computer Associates
International, I            252            $55     1/18/97    14,175
                          -----                            ---------
Total                       998                             $305,100
                          =====                            =========

(e) At December 31, 1996, the aggregate cost of securities for federal income tax purposes was $1,521,738,773 and the net unrealized appreciation of investments
    based on that cost was $134,737,638 which is comprised of $166,110,021 aggregate gross unrealized appreciation and $31,372,383 aggregate gross unrealized depreciation.

Abbreviations:
-----------------
(ADR) -- American Depository Receipts

See accompanying notes to portfolio of investments.






LB SERIES FUND, INC.
High Yield Portfolio

Portfolio of Investments
December 31, 1996

   Principal                                                                                           Maturity
    Amount                                                                                     Rate        Date   Value
----------------                                                                           ------ ---------------------------
              CORPORATE BONDS - 81.1% (a)
              Airlines - 0.5%
   $4,500,000 U.S. Air, Inc., Sr. Secured Equipment Trust, Series 1993-A-3                 10.375%     3/1/2013    $4,680,000
                                                                                                               --------------

              Automotive - 0.4%
    7,050,000 Exide Corp., Convertible Sr. Subordinated Notes                                 2.9%   12/15/2005     4,212,375
                                                                                                               --------------

              Bank & Finance - 6.2%
    4,750,000 Chevy Chase Savings Bank, Subordinated Debentures                              9.25%    12/1/2005     4,892,500
    7,800,000 Dollar Financial Group, Inc., Sr. Notes                                      10.875%   11/15/2006     8,073,000
   10,000,000 First Nationwide Holdings, Inc., Sr. Notes                                     12.5%    4/15/2003    11,050,000
    6,000,000 HomeSide, Inc., Sr. Secured Second Priority Bonds, Series B                   11.25%    5/15/2003     6,720,000
    6,000,000 Mego Mortgage Corp., Sr. Subordinated Notes                                    12.5%    12/1/2001     6,030,000
    8,440,352 Scotsman Holdings, Sr. Notes, Payment-In-Kind, Series B                        11.0%     3/1/2004     8,672,462
    3,000,000 Trizec Finance Ltd., Sr. Notes                                               10.875%   10/15/2005     3,326,250
    6,350,000 Veritas Holdings GMBH, Sr. Notes                                              9.625%   12/15/2003     6,413,500
    8,000,000 Wilshire Financial Services Group, Inc., Notes                                 13.0%     1/1/2004     8,080,000
                                                                                                               --------------
                                                                                                                   63,257,712
                                                                                                               --------------
              Broadcasting - 17.3%
    4,550,000 American Telecasting, Inc., Sr. Discount Notes                           Zero Coupon    8/15/2005     1,660,750
    9,111,426 American Telecasting, Inc., Sr. Discount Notes                           Zero Coupon    6/15/2004     3,781,242
    4,750,000 Australis Holdings Pty Ltd., Units                                       Zero Coupon    11/1/2002     2,719,375
   15,000,000 Australis Media Ltd., Units                                              Zero Coupon    5/15/2003     8,475,000
   10,100,000 Benedek Communications Corp., Sr. Discount Notes                         Zero Coupon    5/15/2006     5,858,000
    6,900,000 Cablevision Industries, Debentures, Series B                                   9.25%     4/1/2008     7,326,724
   13,780,000 CS Wireless Systems, Inc., Sr. Discount Notes                            Zero Coupon     3/1/2006     5,029,700
    5,400,000 EchoStar Satellite Broadcasting Corp., Sr.
              Secured Discount Notes                                                   Zero Coupon    3/15/2004     4,158,000
   17,554,867 Falcon Holdings Group L.P., Sr. Subordinated Notes, Series B                   11.0%    9/15/2003    15,711,606
    7,750,000 FrontierVision Operating Partners L.P./Frontier
              Vision Capital Corp., Sr. Subordinated Notes                                   11.0%   10/15/2006     7,779,063
   13,000,000 Groupo Televisa S.A., Sr. Discount Debentures                            Zero Coupon    5/15/2008     8,645,000
   10,100,000 Groupo Televisa S.A., Sr. Notes                                              11.875%    5/15/2006    11,223,625
   10,400,000 InterMedia Capital Partners IV, L.P., Sr. Notes                               11.25%     8/1/2006    10,894,000
    4,650,000 International CableTel, Inc., Convertible Subordinated Notes                   7.25%    4/15/2005     4,992,937
    5,900,000 International CableTel, Inc., Convertible Subordinated Notes                    7.0%    6/15/2008     5,398,500
    7,800,000 International CableTel, Inc., Sr. Deferred Notes, Series A               Zero Coupon     2/1/2006     5,343,000
    6,900,000 International CableTel, Inc., Sr. Notes, Series A                        Zero Coupon    4/15/2005     5,192,250
    7,650,000 Jacor Communications, Inc., Convertible Liquid Yield
              Option Notes                                                             Zero Coupon    6/12/2011     3,442,500
    5,200,000 NWCG Holdings Corp., Sr. Secured Discount Notes, Series B                Zero Coupon    6/15/1999     4,355,000
   10,700,000 Olympus Communications, L.P., Sr. Notes                                      10.625%   11/15/2006    11,007,625
   11,150,000 People's Choice TV Corp., Sr. Discount Notes                             Zero Coupon     6/1/2004     4,738,750
    7,050,000 Rogers Cablesystems Ltd., Sr. Secured Second Priority Notes                   9.625%     8/1/2002     7,402,500
    7,000,000 Rogers Communications, Inc., Convertible Debentures                             2.0%   11/26/2005     3,850,000
    3,750,000 Rogers Communications, Inc., Sr. Notes                                        9.125%    1/15/2006     3,731,250
    6,025,000 Scott Cable Communications, Inc., Subordinated Debentures                     12.25%    4/15/2001     4,247,625 (C)
    1,900,000 Tele-Communications International, Inc., Convertible
              Subordinated Debentures                                                         4.5%    2/15/2006     1,436,875

    8,400,000 UIH Australia/Pacific, Inc., Sr. Discount Notes, Series B                Zero Coupon    5/15/2006     4,431,000
    9,100,000 United International Holdings, Inc., Sr. Discount Notes                  Zero Coupon   11/15/1999     6,506,500
    6,400,000 Wireless One, Inc., Sr. Notes                                                  13.0%   10/15/2003     6,240,000
                                                                                                               --------------
                                                                                                                  175,578,397
                                                                                                               --------------

              Building Products & Materials - 1.7%
    9,450,000 Atrium Cos., Inc., Sr. Subordinated Notes                                      10.5%   11/15/2006     9,639,000
    7,200,000 CEMEX S.A. de C.V., Notes                                                     12.75%    7/15/2006     8,064,000
                                                                                                               --------------
                                                                                                                   17,703,000
                                                                                                               --------------

              Computers & Office Equipment - 3.2%
    4,750,000 Cirrus Logic, Inc., Sr. Subordinated Notes                                      6.0%   12/15/2003     4,322,500
   11,725,000 Dictaphone Corp., Sr. Subordinated Notes                                      11.75%     8/1/2005    10,611,125
    3,000,000 National Data Corp., Convertible Subordinated Notes                             5.0%    11/1/2003     3,112,500
    8,850,000 Unisys Corp., Sr. Notes                                                       11.75%   10/15/2004     9,480,562
    4,600,000 Unisys Corp., Sr. Notes                                                        12.0%    4/15/2003     4,945,000
                                                                                                               --------------
                                                                                                                   32,471,687
                                                                                                               --------------

              Construction & Home Building - 1.9%
   11,750,000 Peters (J.M.) Co., Inc., Sr. Notes                                            12.75%     5/1/2002    11,221,250
    7,750,000 The Fortress Group, Inc., Sr. Notes                                           13.75%    5/15/2003     8,253,750
                                                                                                               --------------
                                                                                                                   19,475,000
                                                                                                               --------------

              Containers & Packaging - 1.0%
    4,650,000 Radnor Holdings Corp., Sr. Notes                                               10.0%    12/1/2003     4,743,000
    5,900,000 Riverwood International Corp., Sr. Subordinated Notes                        10.875%     4/1/2008     5,487,000
                                                                                                               --------------
                                                                                                                   10,230,000
                                                                                                               --------------

              Drugs & Health Care - 1.6%
    4,245,800 General Medical Corp., Payment-In-Kind Debentures                            12.125%    8/15/2005     4,564,235
    3,550,000 Owens & Minor, Inc., Sr. Subordinated Notes                                  10.875%     6/1/2006     3,834,000
   10,900,000 Unilab Corp., Sr. Notes                                                        11.0%     4/1/2006     7,466,500
                                                                                                               --------------
                                                                                                                   15,864,735
                                                                                                               --------------

              Electric Utilities - 0.6%
    3,250,000 Midland Cogen Venture Fund II, Secured Lease
              Obligation Bonds, Series A                                                    11.75%    7/23/2005     3,656,250
    2,000,000 Midland Cogen Venture Fund II, Subordinated Secured
              Lease Obligation Bonds                                                        13.25%    7/23/2006     2,370,000
                                                                                                               --------------
                                                                                                                    6,026,250
                                                                                                               --------------

              Electrical Equipment - 1.8%
    6,350,000 Protection One Alarm Monitoring, Convertible Sr.
              Subordinated Notes                                                             6.75%    9/15/2003     5,842,000
    7,450,000 Protection One Alarm Monitoring, Sr. Subordinated
              Discount Notes                                                           Zero Coupon    6/30/2005     7,114,750
    4,750,000 Telex Communications, Inc., Sr. Notes                                          12.0%    7/15/2004     5,296,250
                                                                                                               --------------
                                                                                                                   18,253,000
                                                                                                               --------------

              Food & Beverage - 2.0%
    9,965,000 Fresh Del Monte Corp., Sr. Notes, Series B                                     10.0%     5/1/2003     9,516,575
    6,000,000 Gorges/Quik-to-Fix Foods, Inc., Sr. Subordinated Notes                         11.5%    12/1/2006     6,247,500
    4,750,000 International Home Foods, Inc., Sr. Subordinated Notes                       10.375%    11/1/2006     4,963,750
                                                                                                               --------------
                                                                                                                   20,727,825
                                                                                                               --------------

              Hospital Management - 4.2%
    7,250,000 Merit Behavioral Care Corp., Sr. Subordinated Notes                            11.5%   11/15/2005     7,902,500
    6,600,000 Paracelsus Healthcare Corp., Sr. Subordinated Notes                            10.0%    8/15/2006     6,220,500
    4,650,000 PhyMatrix Corp., Convertible Subordinated Debentures                           6.75%    6/15/2003     3,853,687
    5,850,000 Regency Health Services, Inc., Sr. Subordinated Notes                         9.875%   10/15/2002     5,923,125
    4,400,000 Regency Health Services, Inc., Subordinated Notes                             12.25%    7/15/2003     4,697,000
    5,650,000 Rotech Medical Corp., Convertible Subordinated Debentures                      5.25%     6/1/2003     5,565,250
    8,350,000 Unison HealthCare Corp., Sr. Notes                                            12.25%    11/1/2006     8,600,500
                                                                                                               --------------
                                                                                                                   42,762,562
                                                                                                               --------------
              Household Products - 2.4%
    6,850,000 BPC Holding Corp., Sr. Secured Notes, Series B                                 12.5%    6/15/2006     7,261,000
   35,400,000 Coleman Worldwide Corp., Convertible Liquid Yield
              Option Notes                                                             Zero Coupon    5/27/2013    10,354,500
    6,750,000 Simmons Co., Sr. Subordinated Notes                                           10.75%    4/15/2006     7,053,750
                                                                                                               --------------
                                                                                                                   24,669,250
                                                                                                               --------------

              Leisure & Entertainment - 1.2%
   11,500,000 AMF Group, Inc., Sr. Subordinated Discount Notes, Series B               Zero Coupon    3/15/2006     7,661,875
    4,000,000 IMAX Corp., Sr. Notes                                                           7.0%     3/1/2001     4,100,000
                                                                                                               --------------
                                                                                                                   11,761,875
                                                                                                               --------------

              Mining & Metals - 0.7%
    7,000,000 Commonwealth Aluminum Corp., Sr. Subordinated Notes                           10.75%    10/1/2006     7,175,000
                                                                                                               --------------

              Oil & Gas - 3.4%
    7,800,000 Abraxas Petroleum Corp., Sr. Notes                                             11.5%    11/1/2004     8,404,500
    5,950,000 Kelley Oil & Gas Corp., Sr. Subordinated Notes                               10.375%   10/15/2006     6,217,750
    5,950,000 National Energy Group, Inc., Sr. Notes                                        10.75%    11/1/2006     6,277,250
    5,704,000 Petroleum Heat & Power Co., Inc., Subordinated Debentures                     12.25%     2/1/2005     6,402,740
    7,000,000 Veritas DGC, Inc., Sr. Notes                                                   9.75%   10/15/2003     7,315,000
                                                                                                               --------------
                                                                                                                   34,617,240
                                                                                                               --------------

              Paper & Forest Products - 1.6%
    4,850,000 FSW International Finance Co. B.V., Guaranteed Secured Notes                   12.5%    11/1/2006     5,141,000
   10,550,000 National Fiberstock Corp., Sr. Notes Series B                                11.625%    6/15/2002    11,183,000
                                                                                                               --------------
                                                                                                                   16,324,000
                                                                                                               --------------

              Pollution Control - 1.7%
    6,350,000 Allied Waste, North America, Sr. Subordinated Notes                           10.25%    12/1/2006     6,691,312
    4,000,000 Norcal Waste Systems, Inc., Sr. Notes, Series B                                13.0%   11/15/2005     4,460,000
    5,700,000 U.S. Filter Corp., Convertible Subordinated Notes                               4.5%   12/15/2001     5,821,125
                                                                                                               --------------
                                                                                                                   16,972,437
                                                                                                               --------------

              Publishing & Printing - 4.3%
    2,500,000 K-III Communications Corp., Sr. Notes                                         10.25%     6/1/2004     2,631,250
    8,100,000 MDC Communications Corp., Sr. Subordinated Notes                               10.5%    12/1/2006     8,393,625
   13,800,000 Neodata Services, Inc., Sr. Notes, Series B                                    12.0%     5/1/2003    14,593,500
    4,000,000 News America Holdings, Inc., Convertible Liquid
              Yield Option Notes                                                       Zero Coupon    3/11/2013     1,885,000
      750,000 News America Holdings, Inc., Subordinated Notes                          Zero Coupon    3/31/2002       686,250
    7,750,000 Park Newspapers, Inc., Sr. Notes, Series B                                   11.875%    5/15/2004     9,174,062
    5,850,000 Sullivan Graphics, Inc., Sr. Subordinated Notes                               12.75%     8/1/2005     5,703,750
                                                                                                               --------------
                                                                                                                   43,067,437
                                                                                                               --------------

              Retail - 0.8%
    2,750,000 F & M Distributors, Inc., Sr. Subordinated Notes                               11.5%    4/15/2003         6,875(C)
    7,000,000 Lifestyle Furnishings International Ltd., Sr. Subordinated Notes             10.875%     8/1/2006     7,542,500
    7,000,000 Wherehouse Entertainment, Inc., Sr. Subordinated Notes                         13.0%     8/1/2002       385,000(C)
                                                                                                               --------------
                                                                                                                    7,934,375
                                                                                                               --------------

              Retail: Food -2.0%
    7,150,000 Jitnay-Jungle Stores of America, Sr. Notes                                     12.0%     3/1/2006     7,614,750
    6,000,000 Pueblo Xtra International, Inc., Sr. Notes                                      9.5%     8/1/2003     5,595,000
    3,850,000 Smith's Food & Drug Centers, Pass Through Certificates                         8.64%     7/2/2012     3,407,250
    3,000,000 TLC Beatrice International Holdings, Sr. Secured Notes                        11.50%    10/1/2005     3,202,500
                                                                                                               --------------
                                                                                                                   19,819,500
                                                                                                               --------------

              Services - 0.5%
    4,200,000 Intertek Finance plc, Sr. Subordinated Notes                                  10.25%    11/1/2006     4,368,000
                                                                                                               --------------

              Telecommunications - 20.1%
   21,600,000 American Communications Services, Sr. Discount Notes                     Zero Coupon    11/1/2005    12,852,000
    6,700,000 Call-Net Enterprises, Inc., Sr. Discount Notes                           Zero Coupon    12/1/2004     5,527,500
   10,650,000 Clearnet Communications, Inc., Sr. Discount Notes                        Zero Coupon   12/15/2005     6,656,250
    4,750,000 COLT Telecom Group plc, Units                                            Zero Coupon   12/15/2006     2,873,750
    5,250,000 Comcast Cellular, Inc., Sr. Participation Redeemable Notes,
              Series B                                                                 Zero Coupon     3/5/2000     3,806,250
    5,600,000 Comcast Cellular, Inc., Sr. Redeemable Notes                             Zero Coupon     3/5/2000     4,053,000
    1,445,000 GST Telecommunications, Inc., Sr. Subordinated Notes                     Zero Coupon   12/15/2005     1,098,200
   13,810,000 GST USA, Inc., Sr. Discount Notes                                        Zero Coupon   12/15/2005     8,493,150
   14,950,000 Hyperion Telecommunications, Sr. Discount Notes, Series B                Zero Coupon    4/15/2003     8,558,875
   10,300,000 In-Flight Phone Corp., Sr. Discount Notes, Series B                      Zero Coupon    5/15/2002     2,008,500
    5,350,000 IntelCom Group Holdings (U.S.A.), Inc., Sr. Discount Notes               Zero Coupon    9/15/2005     3,825,250
    4,700,000 Intermedia Communications of Florida, Sr. Notes, Series B                      13.5%     6/1/2005     5,393,250
   14,800,000 Ionica plc, Sr. Notes                                                          13.5%    8/15/2006    14,874,000
   11,750,000 IXC Communications, Inc., Sr. Notes, Series B                                  12.5%    10/1/2005    12,983,750
   10,800,000 Microcell Telecommunications, Inc., Sr. Discount Notes                   Zero Coupon     6/1/2006     6,021,000
   16,450,000 Millicom International Cellular, Sr. Discount Notes                      Zero Coupon     6/1/2006    10,281,250
   11,200,000 NEXTEL Communications, Inc., Sr. Discount Notes                          Zero Coupon    8/15/2004     7,686,000
   10,650,000 NEXTLINK Communications LLC, Sr. Discount Notes                                12.5%    4/15/2006    11,475,375
   10,000,000 ORBCOMM Global, L.P., Sr. Notes                                                14.0%    8/15/2004    10,175,000
   15,050,000 PageMart Nationwide, Inc., Sr. Discount Exchange Notes                   Zero Coupon     2/1/2005    10,459,750
    8,500,000 Paging Network, Inc., Sr. Subordinated Notes                                   10.0%   10/15/2008     8,659,375
    8,650,000 Phonetel Technologies, Inc., Sr. Notes                                         12.0%   12/15/2006     8,996,000
   10,600,000 RSL Communications Ltd., Units                                                12.25%   11/15/2006    10,759,000
    2,750,000 USA Mobile Communications, Inc., Sr. Notes                                      9.5%     2/1/2004     2,626,250
    2,850,000 USA Mobile Communications, Inc., Sr. Notes                                     14.0%    11/1/2004     3,206,250
   10,000,000 Viatel, Inc., Sr. Discount Notes                                         Zero Coupon    1/15/2005     6,200,000
    5,750,000 WinStar Communications, Inc., Convertible Sr. Subordinated
              Discount Notes                                                           Zero Coupon   10/15/2005     4,025,000
   16,700,000 WinStar Communications, Inc., Sr. Discount Notes                         Zero Coupon   10/15/2005    10,270,500
                                                                                                               --------------
                                                                                                                  203,844,475
                                                                                                               --------------

              Total Corporate Bonds (cost $813,072,996)                                                           821,796,132
                                                                                                               --------------

              FOREIGN GOVERNMENT BONDS - 0.6% (a,e)
    6,000,000 Banco Nacional de Obras y Servicios Publicos, S.N.C., Sr. Notes
              (cost $5,983,402)                                                             9.625%   11/15/2003     6,067,500
                                                                                                               --------------

              PREFERRED STOCKS - 12.7% (a)
       97,751 Cablevision Systems Corp., Preferred Stock                                                            8,797,590
       50,004 Cablevision Systems Corp., Exchangeable Preferred Stock, Series H                                     4,687,875
       31,000 California Federal Bank, Preferred Stock, Series B                                                    3,417,750
      115,000 Chevy Chase Capital Corp., Noncumulative Exchangeable Preferred
              Stock, Series A                                                                                       5,994,375
       39,045 Communications & Power Industries, Inc., Convertible Preferred
              Stock, Series B                                                                                       4,345,747
        4,350 Consolidated Hydro, Inc., Preferred Stock                                                               653,588
       45,000 First Nationwide Bank, Noncumulative Preferred Stock                                                  5,158,125
       49,500 Grand Union Holdings Corp., Cumulative Preferred Stock, Series A                                              0
      194,000 Granite Broadcasting Corp., Convertible Preferred Stock                                              10,961,000
      396,146 Harvard Industries, Inc., Exchangeable Payment-In-Kind Preferred
              Stock                                                                                                 5,645,081
      151,000 Host Marriott Financial Trust, Convertible Preferred Stock                                            8,059,625
       37,000 K-III Communications Corp., Exchangeable Preferred Stock                                                994,375
       49,264 K-III Communications Corp., Exchangeable Preferred Stock, Series B                                    4,987,985
       52,000 K-III Communications Corp., Preferred Stock, Series D                                                 5,109,000
      175,000 MFS Communication, Inc., 8% Cumulative Convertible Preferred Stock                                   15,968,750
       73,000 Mobile Telecommunications Technologies Corp., Convertible Preferred
              Stock                                                                                                 1,332,250
       99,000 Network Imaging Corp., Convertible Preferred Stock, Series A                                          1,522,125
       10,037 PanAmSat Corp., Convertible Preferred Stock                                                          12,245,140
        8,900 Paxson Communications Corp., Payment-In-Kind Preferred Stock                                          8,388,250
      144,942 Riggs National Corp., Preferred Stock                                                                 4,185,200
      147,500 River Bank America, Preferred Stock                                                                   3,724,375
       59,000 SFX Broadcasting, Inc., 6.5% Convertible Preferred Stock, Series D                                    2,736,125
        2,711 Silgan Holdings, Inc., Payment-In-Kind Preferred Stock                                                2,860,105
       75,000 TIMET Capital Trust I, Convertible Preferred Stock                                                    4,125,000
       85,000 USX Corp. (Marathon Group), Convertible Preferred Stock                                               2,241,875
                                                                                                               --------------
              Total Preferred Stocks (cost $120,798,881)                                                          128,141,311
                                                                                                               --------------

              COMMON STOCKS & STOCK WARRANTS - 3.3% (a,b)
       16,800 American Communications Services, Stock Warrants                                                      1,512,000
        4,100 American Telecasting, Inc., Stock Warrants                                                                4,100
       37,000 American Telecasting, Inc., Stock Warrants                                                               37,000
      202,940 Arch Communications Group, Common Stock                                                               1,902,563
      134,200 Bell & Howell Co., Common Stock                                                                       3,187,250
       36,960 Clearnet Communications, Inc., Stock Warrants                                                           258,720
       47,000 COLT Telecom Group plc, ADR, Common Stock                                                               904,750
        2,310 Communications & Power Industries, Inc., Common Stock                                                   346,500(d)
        7,830 Consolidated Hydro, Inc., Stock Warrants                                                                      0(d)
        4,422 CS Wireless Systems, Inc., Common Stock                                                                       0(d)
       79,500 Envirotest Systems Corp., Class A Common Stock                                                          178,875
      101,377 Gaylord Container Corp., Class A Common Stock                                                           620,934
      127,902 Gaylord Container Corp., Stock Warrants                                                                 791,393
       18,126 Grand Union Co., Stock Warrants                                                                           4,713
       36,251 Grand Union Co., Stock Warrants                                                                           1,450
       65,000 Harvard Industries, Inc., Class B Common Stock                                                          292,500
       14,350 Hyperion Telecommunications, Stock Warrants                                                             287,000
       10,100 In-Flight Phone Corp., Stock Warrants                                                                         0
      260,000 IntelCom Group Communications, Inc., Common Stock                                                     4,582,500
       68,300 IntelCom Group (U.S.A.), Inc., Stock Warrants                                                           751,300
      209,000 InterCel, Inc., Common Stock                                                                          2,560,250
        5,900 Intermedia Communications of Florida, Stock Warrants                                                    206,500
       14,800 Ionica plc, Stock Warrants                                                                            1,554,000
       38,000 JPS Textiles Group, Common Stock, Class A                                                                   380
      139,371 Magellan Health Services, Common Stock                                                                3,118,426
       50,379 Memorex Telex N.V. ADR, Common Stock                                                                      3,149
        1,728 Memorex Telex N.V. ADR, Stock Warrants                                                                        0
        2,574 MFS Communications Co., Inc., Common Stock                                                              140,283
       43,200 Microcell Telecommunications, Inc., Conditional Warrants                                                 27,000
       43,200 Microcell Telecommunications, Inc., Initial Warrants                                                    540,000
      384,500 MobileMedia Corp., Class A Common Stock                                                                 168,219
        3,086 NEXTEL Communications, Stock Warrants, Expiring 1998                                                         31
        3,750 NEXTEL Communications, Stock Warrants, Expiring 1997                                                         38
       33,250 PageMart Nationwide, Inc., Common Stock                                                                 249,375
      205,000 Pagemart Wireless, Inc., Class A Common Stock                                                         1,358,125
       11,150 People's Choice TV Corp., Stock Warrants                                                                 11,150
       46,600 Plantronics, Inc., Common Stock                                                                       2,097,000
       23,840 Protection One Alarm Monitoring, Stock Warrants                                                         178,800
        5,000 Triangle Wire & Cable, Inc., Stock Warrants                                                                   0(d)
      118,000 United International Holdings, Inc., Class A Common Stock                                             1,445,500
       27,000 United International Holdings, Inc., Stock Warrants                                                     540,000
      361,000 Viatel, Inc., Common Stock                                                                            2,707,500
      138,000 Wireless One, Inc., Common Stock                                                                        914,250
       19,200 Wireless One, Inc., Stock Warrants                                                                       28,800
                                                                                                               --------------
              Total Common Stocks & Stock Warrants (cost $39,449,767)                                              33,512,324
                                                                                                               --------------



  Principal                                                                                          Maturity
   Amount                                                                                   Rate       Date
------------                                                                               ------ -------------
              SHORT-TERM SECURITIES - 2.3% (a)
              Commercial Paper
$9,000,000    General Electric Capital Corp.                                                6.65%     1/2/1997     8,998,337
10,350,000    New Center Asset Trust                                                         7.0%     1/2/1997    10,347,988
 4,000,000    Warner-Lambert Co.                                                             6.0%     1/7/1997     3,996,000
                                                                                                               --------------
              Total Short-Term Securities (at amortized cost)                                                      23,342,325
                                                                                                               --------------
              Total Investments (cost $1,002,647,372)                                                          $1,012,859,592(f)
                                                                                                               ==============


Notes to Portfolio of Investments:

(a) The categories of investments are shown as a percentage of total investments of the
    High Yield Portfolio.
(b) Currently non-income producing.
(c) Currently non-income producing and in default.
(d) Denotes restricted securities. These securities have been valued from the date of acquisition through December 31, 1996, by obtaining quotations from brokers who are active with the issues. The following table indicates the acquisition date and cost of restricted securities the Portfolio owned as of December 31, 1996.

                                                                      Acquisition
Security                                                                  Date              Cost
--------------------------------------------------------------------   ----------      --------------
Communications & Power Industries, Inc., Common Stock                   12/22/1995           $211,287
Consolidated Hydro, Inc., Stock Warrants                                  2/8/1994            171,277
CS Wireless Systems, Inc., Common Stock                                  2/16/1996             30,655
Grand Union Holdings Corp., Cumulative Preferred Stock, Series A         6/14/1993          5,703,525
Triangle Wire & Cable, Inc., Stock Warrants                               1/3/1992                500

(e) Denominated in U.S. Dollars.

(f)  At December 31, 1996, the aggregate cost of securities for federal income tax purposes was $1,004,762,583 and the net unrealized appreciation of investments based on that cost was
     $8,097,009 which is comprised of $68,241,601 aggregate gross unrealized appreciation and
     $60,144,592 aggregate gross unrealized depreciation.

Abbreviations:

(ADR) -- American Depository Receipts

See accompanying notes to portfolio of investments.






LB SERIES FUND, INC.
Income Portfolio

Portfolio of Investments
December 31, 1996

Principal                                                                                           Maturity
Amount                                                                                      Rate        Date      Value
---------                                                                             ----------    --------  -------------
              CORPORATE BONDS - 45.4% (a)
              Aerospace - 1.5%
   $5,000,000 Lockheed Martin Corp., Notes                                                  7.7%    6/15/2008    $5,244,165
    7,500,000 Lockheed Martin Corp., Notes                                                 7.45%    6/15/2004     7,750,605
                                                                                                              -------------
                                                                                                                 12,994,770
                                                                                                              -------------

              Automotive - 0.6%
    5,000,000 Ford Motor Credit Co., Notes                                                6.375%    10/6/2000     4,979,625
                                                                                                              -------------

              Bank & Finance - 16.3%
   12,500,000 Associates Corp. of North America, Notes                                    6.625%    5/15/1998    12,599,700
    5,000,000 Associates Corp. of North America, Sr. Notes                                9.125%     4/1/2000     5,385,920
    4,000,000 BT Institutional Capital Trust, Capital Trust Preferred Securities           7.75%    12/1/2026     3,829,804
    2,000,000 Chase Manhattan Corp., Subordinated Notes                                  10.375%    3/15/1999     2,165,360
    2,000,000 Chase Manhattan Corp., Subordinated Notes                                   9.375%     7/1/2001     2,210,686
    5,000,000 Chemical New York Corp., Debentures                                          9.75%    6/15/1999     5,384,640
    2,000,000 Chevy Chase Bank, F.S.B, Subordinated Debentures                             9.25%    12/1/2008     2,040,000
   12,000,000 Equitable Life Assurance Society of the United States,
              Surplus Notes                                                                6.95%    12/1/2005    11,775,132
    5,000,000 First Chicago, N.B.D. Institute, Capital Trust
              Preferred Securities, Series B                                               7.75%    12/1/2026     4,880,275
    1,500,000 First Nationwide Escrow Corp., Sr. Subordinated Notes                      10.625%    10/1/2003     1,627,500
    2,000,000 First USA Capital Trust I, Capital Trust Preferred Securities                9.33%    1/15/2027     2,056,600
    6,500,000 General Electric Capital Corp., Debentures                                   8.85%     4/1/2005     7,317,512
   10,000,000 Mellon Capital I, Capital Trust Preferred Securities                         7.72%    12/1/2026     9,861,120
   10,000,000 Metropolitan Life Insurance Co., Surplus Notes                                7.7%    11/1/2015    10,087,600
    6,000,000 Midland Bank plc, Subordinated Notes                                        7.625%    6/15/2006     6,207,360
    8,000,000 Nationwide CSN Trust, Trust Notes                                           9.875%    2/15/2025     8,816,968
    5,000,000 New York Life Insurance Co., Surplus Notes                                    6.4%   12/15/2003     4,875,180
    5,000,000 Prudential Insurance Co., Surplus Notes                                       8.3%     7/1/2025     5,138,770
    2,500,000 Reliastar Financial Corp., Sr. Notes                                        8.625%    2/15/2005     2,715,307
    3,500,000 Riggs Capital Trust, Capital Trust Preferred Securities, Series A           8.625%   12/31/2026     3,517,500
    7,000,000 Salomon, Inc., Sr. Notes                                                     6.75%    2/15/2003     6,843,865
    3,000,000 Societe-Generale- New York, Subordinated Notes                                7.4%     6/1/2006     3,053,211
    6,000,000 Societe-Generale- New York, Subordinated Notes                              9.875%    7/15/2003     6,901,266
    4,000,000 Swiss Bank Corp.- New York, Subordinated Debentures                           7.5%    7/15/2025     4,030,776
    4,500,000 Wells Fargo Capital, Capital Trust Preferred Securities                      7.73%    12/1/2026     4,370,580
    3,000,000 Wells Fargo Capital I, Capital Trust Preferred Securities                    7.96%   12/15/2026     2,999,757
                                                                                                              -------------
                                                                                                                140,692,389
                                                                                                              -------------

              Broadcasting - 4.5%
    8,000,000 Continental Cablevision, Inc., Sr. Notes                                      8.3%    5/15/2006     8,550,280
    1,500,000 Groupo Televisa S.A., Sr. Notes, Series A                                  11.375%    5/15/2003     1,614,375
    4,000,000 Rogers Cablesystems, Inc., Sr. Secured Second Priority Notes                9.625%     8/1/2002     4,200,000
    3,000,000 Rogers Communications Inc., Sr. Notes                                       9.125%    1/15/2006     2,985,000
    5,000,000 TCI Communications, Inc., Sr. Notes                                          8.65%    9/15/2004     5,126,415
    7,500,000 Time Warner, Inc., Notes                                                    9.625%     5/1/2002     8,364,765
    8,000,000 Viacom, Inc., Subordinated Debentures                                         8.0%     7/7/2006     7,667,000
                                                                                                              -------------
                                                                                                                 38,507,835
                                                                                                              -------------

              Building Products & Materials - 0.2%
    2,000,000 Building Materials Corp. of America, Sr. Notes                              8.625%   12/15/2006     2,000,000
                                                                                                              -------------

              Chemicals - 1.9%
    2,500,000 ISP Holdings, Inc., Sr. Notes                                                 9.0%   10/15/2003     2,550,000
    6,000,000 Millennium America, Inc., Sr. Notes                                           7.0%   11/15/2006     5,853,978
    4,000,000 Sociedad Quimica y Minera de Chile S.A., Loan
              Participation Certificates                                                    7.7%    9/15/2006     4,097,968
    4,000,000 Uniroyal Chemical Co., Sr. Notes                                              9.0%     9/1/2000     4,190,000
                                                                                                              -------------
                                                                                                                 16,691,946
                                                                                                              -------------

              Computers & Office Equipment - 1.1%
   10,000,000 International Business Machines Corp., Debentures                           7.125%   12/1/2096      9,524,680
                                                                                                              -------------

              Conglomerates - 0.2%
    2,000,000 FMC Corp., Sr. Debentures                                                    7.75%     7/1/2011     2,060,020
                                                                                                              -------------

              Electric Utilities - 1.3%
    2,000,000 El Paso Electric Co., First Mortgage Bonds, Series D                          8.9%     2/1/2006     2,120,000
    2,000,000 El Paso Electric Co., First Mortgage Bonds, Series E                          9.4%     5/1/2011     2,150,000
    6,500,000 Empresa Electrica Pehuienche S.A., Notes                                      7.3%     5/1/2003     6,607,205
                                                                                                              -------------
                                                                                                                 10,877,205
                                                                                                              -------------

              Electrical Equipment - 0.9%
    5,000,000 Westinghouse Electric Corp., Notes                                          8.375%    6/15/2002     5,145,700
    3,000,000 Westinghouse Electric Corp., Sr. Debentures                                 8.625%     8/1/2012     3,017,235
                                                                                                              -------------
                                                                                                                  8,162,935
                                                                                                              -------------

              Hospital Management - 1.4%
    3,500,000 Allegiance Corp., Debentures                                                  7.8%   10/15/2016     3,528,262
    7,000,000 MedPartners, Inc., Sr. Notes                                                7.375%    10/1/2006     6,984,915
    1,500,000 Paracelsus Healthcare Corp., Sr. Subordinated Notes                          10.0%    8/15/2006     1,413,750
                                                                                                              -------------
                                                                                                                 11,926,927
                                                                                                              -------------

              Household Products - 0.7%
    5,000,000 Procter & Gamble, Guaranteed ESOP Debentures                                 9.36%     1/1/2021     6,094,855
                                                                                                              -------------

              Machinery & Equipment - 0.5%
    4,000,000 Newport News Shipbuilding, Inc., Sr. Subordinated Notes                      9.25%    12/1/2006     4,145,000
                                                                                                              -------------

              Mining & Metals - 0.5%
    4,000,000 AK Steel Corp., Sr. Notes                                                   9.125%   12/15/2006     4,105,000
                                                                                                              -------------

              Natural Gas - 1.8%
    4,000,000 Coastal Corp., Sr. Debentures                                                9.75%     8/1/2003     4,585,608
    5,000,000 Coastal Corp., Sr. Notes                                                   10.375%    10/1/2000     5,606,030
    5,000,000 Columbia Gas Systems, Inc., Series A Notes                                   6.39%   11/28/2000     4,954,795
                                                                                                              -------------
                                                                                                                 15,146,433
                                                                                                              -------------

              Petroleum - 3.4%
    2,500,000 CITGO Petroleum Corp., Sr. Notes                                            7.875%    5/15/2006     2,569,360
    2,000,000 Flores & Rucks, Inc., Sr. Subordinated Notes                                 9.75%    10/1/2006     2,125,000
    6,174,258 Mobil Oil Corp., ESOP Sinking Fund Debentures                                9.17%    2/29/2000     6,472,925
    3,000,000 Oryx Energy Co., Notes                                                      8.125%   10/15/2005     3,061,866
    4,000,000 Oryx Energy Co., Notes                                                      8.375%    7/15/2004     4,156,120
    7,000,000 Petroliam Nasional BHD, Notes                                                7.75%    8/15/2015     7,230,650
    3,000,000 United Meridian Corp., Sr. Subordinated Notes                              10.375%   10/15/2005     3,285,000
                                                                                                              -------------
                                                                                                                 28,900,921
                                                                                                              -------------

              Pollution Control - 0.2%
    2,000,000 Allied Waste, North America, Sr. Subordinated Notes                         10.25%    12/1/2006     2,107,500
                                                                                                              -------------

              Retail - 4.6%
    8,500,000 Dayton Hudson Corp., Notes                                                    6.4%    2/15/2003     8,333,332
    6,000,000 Federated Department Stores, Sr. Notes                                       10.0%    2/15/2001     6,516,732
    5,250,000 Revco D.S., Inc., Sr. Notes                                                 9.125%    1/15/2000     5,492,812
    6,000,000 Sears Roebuck Acceptance Corp., Medium Term Notes                            6.56%   11/20/2003     5,908,242
   10,000,000 Sears Roebuck Acceptance Corp., Medium Term Notes, Series II                 6.86%     7/3/2001    10,109,840
    3,000,000 Simon DeBartolo Group, L.P., Notes                                          6.875%   11/15/2006     2,921,460
                                                                                                              -------------
                                                                                                                 39,282,418
                                                                                                              -------------

              Services - 0.7%
    6,000,000 Electronic Data Systems Corp., Notes                                         6.85%    5/15/2000     6,077,826
                                                                                                              -------------


              Telecommunications - 1.5%
    5,000,000 AirTouch Communications, Inc., Notes                                          7.5%    7/15/2006     5,157,045
    4,500,000 Paging Network, Inc., Sr. Subordinated Notes                                 10.0%   10/15/2008     4,584,375
    3,000,000 Teleport Communications Group, Inc., Sr. Notes                              9.875%     7/1/2006     3,225,000
                                                                                                              -------------
                                                                                                                 12,966,420
                                                                                                              -------------

              Telephone - 0.8%
    6,000,000 New York Telephone Co., Debentures                                          9.375%    7/15/2031     6,793,854
                                                                                                              -------------

              Textiles & Apparel - 0.8%
    7,000,000 Levi Strauss & Co., Notes                                                     6.8%    11/1/2003     6,980,862
                                                                                                              -------------
              Total Corporate Bonds (cost $385,202,255)                                                         391,019,421
                                                                                                              -------------

              FOREIGN GOVERNMENT BONDS - 4.3% (a,c)
    5,500,000 African Development Bank, Subordinated Notes                                6.875%   10/15/2015     5,283,949
    3,500,000 Banco Nacional de Obras y Servicios Publicos, S.N.C., Sr. Notes             9.625%   11/15/2003     3,539,375
    5,000,000 British Columbia Hydro & Power, Debentures                                   12.5%     9/1/2013     5,674,345
    5,000,000 Inter American Development Bank, Notes                                        7.0%    6/15/2025     4,932,975
    5,000,000 Korea Electric Power Corp., Debentures                                       7.75%     4/1/2013     5,096,485
    6,000,000 Ontario Province, Canada, Debentures                                        11.75%    4/25/2013     6,692,640
    6,000,000 Ontario Province, Canada, Sr. Bonds                                         7.375%    1/27/2003     6,252,834
                                                                                                              -------------
              Total Foreign Government Bonds (cost $38,566,622)                                                  37,472,603
                                                                                                              -------------

              ASSET-BACKED SECURITIES - 15.7% (a)
   12,000,000 AT&T Universal Card Master Trust, Class A, Series 1995-2                     5.95%   10/17/2002    11,870,760
    8,000,000 Bridgestone/Firestone Master Trust, Series 96-1-A                            6.17%     7/1/2003     7,968,240
    9,000,000 Capita Equipment Receivables Trust, Series 1996-1, Class A4                  6.28%    6/15/2000     9,023,760
    7,500,000 Chase Manhattan Credit Card, Series 1996-3, Class A                          7.04%    2/15/2004     7,696,575
   16,000,000 Chase Manhattan Credit Card, Series 1996-4, Class A                          6.73%    2/15/2002    16,241,600
   10,974,332 Chase Manhattan Grantor Trust, Series 1996-B-A                               6.61%    9/15/2002    11,098,123
   20,000,000 Deutsche Floorplan Receivables Master Trust, Series 1994-1-A                  5.8%    2/15/2001    20,071,000
   10,000,000 Discover Card Master Trust I, Series 1996-3-A                                6.05%    8/18/2008     9,481,800
    7,500,000 NationsBank Credit Card Master Trust, Series 1995-A                          6.45%    4/15/2003     7,551,225
   12,000,000 Standard Credit Master Trust 1, Credit Card Participation
              Certificates, Series 1995-9-A                                                6.55%    10/7/2007    11,802,120
   15,000,000 World Financial Network Credit Card Master Trust, Series 1996-B              6.95%    4/15/2006    15,300,000
    8,000,000 World Omni Automobile Lease Trust Certificates,
              Series 1996-B, Class A3                                                      6.25%   11/15/2002     8,023,120
                                                                                                              -------------
              Total Asset-Backed Securities (cost $135,791,920)                                                 136,128,323
                                                                                                              -------------

              MORTGAGE-BACKED SECURITIES - 13.1% (a)
   22,425,936 Federal Home Loan Mortgage Corp., Participation Certificates                  6.0%    2011         21,626,654
   19,965,886 Government National Mortgage Association,
              Modified Pass Through Certificates                                            7.0%    2024-2026    19,569,686

   75,000,000 Government National Mortgage Association,
              Modified Pass Through Certificates                                            6.5%    2026         71,484,375 (d)
                                                                                                              -------------
              Total Mortgage-Backed Securities (cost $112,574,250)                                              112,680,715
                                                                                                              -------------

              U.S. GOVERNMENT - 11.3% (a)
   53,000,000 U.S. Treasury Bonds                                                     7.25-12.0%   2003-2022     62,573,581

   30,000,000 U.S. Treasury Notes                                                    6.25-7.875%   2001-2004     32,170,614

   15,000,000 U.S. Treasury Strips                                                   Zero Coupon   5/15/2023      2,520,495
                                                                                                              -------------
                                                                                                                 97,264,690
                                                                                                              -------------

              PREFERRED STOCKS - 1.7% (a)
       60,000 Chevy Chase Capital Corp., Noncumulative
              Exchangeable Preferred Stock, Series A                                                              3,127,500
        5,000 Fresenius Medical Care Capital Trust, Preferred Stock                                               5,087,500
       20,000 K-III Communications Corp., Preferred Stock, Series D                                               1,965,000
       20,000 Microsoft Corp., Convertible Preferred Stock, Series A                                              1,602,500
      100,000 TransCanada Pipelines, Ltd., Preferred Stock                                                        2,562,500
                                                                                                              -------------
              Total Preferred Stocks (cost $14,097,500)                                                          14,345,000
                                                                                                              -------------

              OPTIONS ON U.S. TREASURY BOND FUTURES - 0.01% (a)
              U.S. Treasury Bond Futures, 150 call option contracts,
              exercise price of $116, expires February 22, 1997
              (cost $189,086)                                                                                        77,344(e)
                                                                                                              -------------

    Principal                                                                                        Maturity
       Amount                                                                              Rate         Date
----------------                                                                         ------ ------------------
              SHORT-TERM SECURITIES - 8.5% (a)
              Commercial Paper - 7.3%                                                       6.5%     1/2/1997
  $21,200,000 A.I. credit corp.                                                                                  21 196,172
   10,000,000 Asset Securitization Cooperative Corp.                                       5.33%    1/21/1997     9,970,389
   10,000,000 Cargill Financial Services Corp.                                             5.45%    1/16/1997     9,977,292
    9,930,000 CIT Group Holdings, Inc.                                                     7.25%     1/2/1997     9,928,000
   12,330,000 St. Paul Cos., Inc.                                                           6.5%     1/2/1997    12,327,774
                                                                                                              -------------
                                                                                                                 63,399,627
                                                                                                              -------------

              U.S. Government Agency - 1.2%
   10,000,000 Federal Home Loan Mortgage Discount Notes                                     5.4%    1/17/1997     9,976,000
                                                                                                              -------------
              Total Short-Term Securities (at amortized cost)                                                    73,375,627

              Total Investments (cost $855,205,675)                                                            $862,363,723(f)
                                                                                                              =============


Notes to Portfolio of Investments:

(a) The categories of investments are shown as a percentage of total investments of the Income Portfolio.
(b) Denotes variable rate obligations for which current yield is shown.
(c) Denominated in U.S. dollars.
(d) Denotes investments purchased on a when-issued basis.
(e) At December 31, 1996, options on U.S. Treasury Bond Futures valued at
    $77,344 were in escrow to cover open call options written as follows:


                                Number of     Exercise   Expiration
                                Contracts        Price         Date        Value
                             ------------  -----------  -----------  -----------
U.S. Treasury Bond Futures            150    4/28/1904      2/22/97      $30,469

(f) At December 31, 1996, the aggregate cost of securities for federal income tax purposes was $855,376,117 and the net unrealized appreciation of investments based on that cost was
    $6,987,606 which is comprised of $11,487,706 aggregate gross unrealized appreciation and
    $4,500,100 aggregate gross unrealized depreciation.

See accompanying notes to portfolio of investments.





LB Series Fund, Inc.
Money Market Portfolio

Portfolio of Investments
December 31, 1996

    Principal                                                                       Yield to     Maturity
       Amount                                                                       Maturity         Date          Value
  -----------                                                                     -----------    --------   ------------

              BANKER'S ACCEPTANCES - 3.8% (a,c)
   $1,000,000 Bankers Trust Co., N.A., New York                                         5.76%    3/24/1997      $987,244
    3,000,000 Bankers Trust Co., N.A., New York                                         5.37%    3/12/1997     2,969,200
                                                                                                            ------------
              Total Banker's Acceptances                                                                       3,956,444
                                                                                                            ------------

              COMMERCIAL PAPER - 85.1% (a,c)
              Banking-Domestic - 6.7%
    1,000,000 AES Barbers Point, Inc., (Bank of America NT&SA,
              Direct Pay Letter of Credit)                                              5.62%    1/17/1997       997,511
    2,000,000 Allegheny University Hospitals, (PNC Bank, N.A.,
              Direct Pay Letter of Credit)                                              5.60%    2/18/1997     1,985,200
    2,000,000 Formosa Plastics Corp. USA, Series B, (Bank of America
              NT&SA, Direct Pay Letter of Credit)                                       5.40%    1/15/1997     1,995,831
    2,000,000 Hyundai Motor Finance Co., (Bank of America NT&SA,
              Direct Pay Letter of Credit)                                              5.41%    1/21/1997     1,994,067
                                                                                                            ------------
                                                                                                               6,972,609
                                                                                                            ------------

              Banking-Foreign - 11.0%
    2,000,000 Comision Federal de Electricidad, Series A, (Westdeutsche
              Landesbank Girozentrale, Direct Pay Letter of Credit)                     5.40%    2/18/1997     1,985,760
    2,000,000 Corporacion Andina de Formento (Barclays Bank plc,
              Direct Pay Letter of Credit)                                              5.54%     2/3/1997     1,989,917
    1,000,000 Finance One Funding Corp., (Credit Suisse,
              Direct Pay Letter of Credit)                                              5.52%    4/17/1997       984,188
    1,500,000 Finance One Funding Corp., (Credit Suisse,
              Direct Pay Letter of Credit)                                              5.45%    2/13/1997     1,490,325
    2,000,000 Fletcher Challenge Finance USA, Inc., (National
              Westminster Bank plc, Direct Pay Letter of Credit)                        5.50%    3/27/1997     1,974,358
    2,000,000 FPL Fuels, Inc., (Barclays Bank plc, Direct Pay Letter of Credit)         5.39%    1/24/1997     1,993,177
    1,000,000 U.S. Prime Property, Inc., (ABN AMRO Bank N.V.,
              Direct Pay Letter of Credit)                                              5.42%     4/8/1997       985,639
                                                                                                            ------------
                                                                                                              11,403,364
                                                                                                            ------------

              Computer & Office Equipment - 4.2%
    2,000,000 Electronic Data Systems Corp.                                             5.42%     3/3/1997     1,981,971
    2,000,000 IBM Credit Corp.                                                          5.36%    1/27/1997     1,992,330
      385,000 International Business Machines Corp.                                     5.42%     1/8/1997       384,597
                                                                                                            ------------
                                                                                                               4,358,898
                                                                                                            ------------

              Cosmetics & Toiletries - 4.2%
    4,000,000 Gillette Co.                                                              5.42%     1/8/1997     3,995,800
      345,000 Gillette Co.                                                              5.40%     1/8/1997       344,642
                                                                                                            ------------
                                                                                                               4,340,442
                                                                                                            ------------

              Drugs & Healthcare - 2.0%
      140,000 Schering Corp.                                                            5.44%    1/29/1997       139,412
    2,000,000 Warner-Lambert Co.                                                        5.37%    3/20/1997     1,977,120
                                                                                                            ------------
                                                                                                               2,116,532
                                                                                                            ------------

              Education - 7.2%
    1,500,000 Duke University                                                           5.51%    2/25/1997     1,487,510
    2,000,000 Duke University                                                           5.36%     2/5/1997     1,989,694
    4,000,000 Yale University                                                           5.43%     3/4/1997     3,963,144
                                                                                                            ------------
                                                                                                               7,440,348
                                                                                                            ------------

              Finance-Automotive - 3.9%
      100,000 Ford Motor Credit Co.                                                     5.47%    3/24/1997        98,770
    1,000,000 General Motors Acceptance Corp.                                           5.75%    3/11/1997       989,286
    1,000,000 General Motors Acceptance Corp.                                           5.70%    3/21/1997       987,821
    2,000,000 General Motors Acceptance Corp.                                           5.61%    2/20/1997     1,984,833
                                                                                                            ------------
                                                                                                               4,060,710
                                                                                                            ------------

              Finance-Commercial - 4.4%
    2,000,000 CIT Group Holdings, Inc.                                                  5.37%    1/28/1997     1,992,035
    1,000,000 CIT Group Holdings, Inc.                                                  7.00%     1/2/1997       999,806
      458,000 General Electric Capital Corp.                                            5.39%    1/17/1997       456,915
    1,000,000 General Electric Capital Corp.                                            5.48%    5/16/1997       980,050
      152,000 General Electric Capital Corp.                                            5.48%    3/17/1997       150,284
                                                                                                            ------------
                                                                                                               4,579,090
                                                                                                            ------------

              Finance-Consumer - 7.7%
    2,000,000 AVCO Financial Services, Inc.                                             5.39%    2/24/1997     1,984,100
    2,000,000 AVCO Financial Services, Inc.                                             5.37%    1/28/1997     1,992,020
    2,000,000 Beneficial Corp.                                                          5.38%    2/10/1997     1,988,178
    2,000,000 Beneficial Corp.                                                          5.37%    1/22/1997     1,993,805
                                                                                                            ------------
                                                                                                               7,958,103
                                                                                                            ------------

              Finance-Retail - 4.3%
    2,000,000 Sears Roebuck Acceptance Corp.                                            5.38%    2/13/1997     1,987,315
    2,000,000 Sears Roebuck Acceptance Corp.                                            5.52%    1/16/1997     1,995,500
      510,000 Sears Roebuck Acceptance Corp.                                            5.46%    1/31/1997       507,705
                                                                                                            ------------
                                                                                                               4,490,520
                                                                                                            ------------

              Finance-Structured - 11.1%
    1,000,000 Asset Securitization Cooperative Corp.                                    5.44%    2/19/1997       992,677
    1,400,000 CXC, Inc.                                                                 5.47%     1/8/1997     1,398,516
    2,000,000 Delaware Funding Corp.                                                    5.37%    1/14/1997     1,996,158
    1,000,000 Delaware Funding Corp.                                                    5.51%    1/10/1997       998,630
    2,000,000 Enterprise Funding Corp.                                                  5.63%    1/21/1997     1,993,778
    2,000,000 Enterprise Funding Corp.                                                  5.39%    1/22/1997     1,993,793
      500,000 Enterprise Funding Corp.                                                  5.55%    2/20/1997       496,181
    1,708,176 Norwest Automobile Trust, Series 1996-A-1                                 5.59%    12/5/1997     1,708,176
                                                                                                            ------------
                                                                                                              11,577,909
                                                                                                            ------------

              Food & Beverage - 1.6%
    1,700,000 CPC International, Inc.                                                   6.01%     1/9/1997     1,697,733
                                                                                                            ------------

              Industrial - 2.9%
    2,000,000 Chevron Transport Corp., (Guaranteed Chevron Corp.)                       5.38%     2/3/1997     1,990,247
    1,000,000 Chevron Transport Corp., (Guaranteed Chevron Corp.)                       5.41%     2/6/1997       994,640
                                                                                                            ------------
                                                                                                               2,984,887
                                                                                                            ------------

              Insurance - 1.2%
      730,000 A.I.G. Funding, Inc.                                                      5.57%    7/21/1997       708,194
      240,000 MetLife Funding, Inc.                                                     5.51%     3/7/1997       237,638
      165,000 MetLife Funding, Inc.                                                     5.50%    1/30/1997       164,276
      100,000 Prudential Funding Corp.                                                  5.47%     1/2/1997        99,985
                                                                                                            ------------
                                                                                                               1,210,093
                                                                                                            ------------

              Leisure & Entertainment - 1.4%
    1,500,000 Disney (Walt) Co.                                                         5.94%    3/21/1997     1,481,238
                                                                                                            ------------

              Natural Gas - 0.7%
      722,000 Northern Illinois Gas Co.                                                 5.64%    2/14/1997       717,058
                                                                                                            ------------

              Petroleum - 2.3%
    2,420,000 Koch Industries, Inc.                                                     7.00%     1/2/1997     2,419,529
                                                                                                            ------------

              Sovereign/Foreign Government - 4.4%
    2,581,000 Kingdom of Sweden                                                         5.74%     2/3/1997     2,567,514
    1,000,000 Kingdom of Sweden                                                         5.58%    6/27/1997       973,598
    1,000,000 Kingdom of Sweden                                                         5.49%    3/27/1997       987,368
                                                                                                            ------------
                                                                                                               4,528,480
                                                                                                            ------------

              U.S. Municipal - 3.9%
    2,000,000 California Pollution Control Finance Authority
              (Guaranteed Shell Oil Co.)                                                5.48%    2/12/1997     2,000,000
    2,000,000 California Pollution Control Finance Authority
              (Guaranteed Shell Oil Co.)                                                5.48%    3/14/1997     2,000,000
                                                                                                            ------------
                                                                                                               4,000,000
                                                                                                            ------------

              Total Commercial Paper                                                                          88,337,543
                                                                                                            ------------

              CERTIFICATES OF DEPOSIT - 1.9% (a,c)

              Euro Dollar
    1,000,000 ABN AMRO Bank, N.V.                                                       5.47%     1/2/1997       999,998
    1,000,000 Morgan Guaranty Trust Co., New York                                       5.63%    8/12/1997     1,000,289
                                                                                                            ------------

              Total Certificates of Deposit                                                                    2,000,287
                                                                                                            ------------

              MEDIUM TERM NOTE - 1.4% (a,c)
    1,500,000 CIT Group Holdings, Inc., Medium Term Note                                5.55%    3/21/1997     1,500,390
                                                                                                            ------------

              U.S. GOVERNMENT AGENCY DISCOUNT NOTE - 1.9% (a,c)
    2,000,000 Federal Home Loan Mortgage Corp., Discount Notes                          5.52%    3/14/1997     1,978,480
                                                                                                            ------------

              ADJUSTABLE RATE NOTES - 5.8% (a,b)
    2,000,000 Federal Home Loan Bank, Consolidated Bonds                                5.49%    1/23/1997     1,999,393
    2,000,000 First Bank, N.A., Minneapolis, Bank Note                                  5.52%    1/20/1997     1,999,059
    2,000,000 PNC Bank, N.A., Pittsburgh, Medium Term Bank Notes                        5.28%     1/2/1997     1,999,020
                                                                                                            ------------

              Total Adjustable Rate Notes                                                                      5,997,472
                                                                                                            ------------

              OTHER - 0.1% (a,b)
       60,000 Federated Master Trust                                                    5.15%     1/2/1997        60,000
                                                                                                            ------------
              Total Investments (at amortized cost)                                                         $103,830,616 (d)
                                                                                                            ============


Notes to Portfolio of Investments:

(a) The categories of investments are shown as a percentage of total investments of the Money Market Portfolio.
(b) Denotes variable rate obligations for which the current yield and the next scheduled interest reset date are shown.
(c) Yield to maturity is calculated at date of purchase.
(d) Also represents cost for federal income tax purposes.

See accompanying notes to portfolio of investments.





LB Series Fund, Inc.
Opportunity Growth Portfolio
Financial Statements

Statement of Assets and Liabilities
December 31, 1996

ASSETS:
Investments in securities, at value
(cost, $259,897,950)                                                            $255,557,039
Cash                                                                                 270,013
Receivable for investment securities sold                                          2,100,260
Dividend and interest receivable                                                      51,403
                                                                                ------------
Total assets                                                                     257,978,715
                                                                                ------------
LIABILITIES:
Payable for investment securities purchased                                       11,427,416
                                                                                ============

NET ASSETS                                                                      $246,551,299
                                                                                ============

NET ASSETS CONSIST OF:
Paid-in capital (21,430,739 shares of capital
stock outstanding)                                                              $254,590,079
Accumulated net realized loss from sale
of investments                                                                    (3,697,869)
Unrealized net depreciation of investments                                        (4,340,911)
                                                                                ------------
NET ASSETS                                                                      $246,551,299
                                                                                ============

Net asset value and public offering price per share
($246,551,299 (divided by) 21,430,739 shares of capital
stock outstanding)                                                                    $11.50
                                                                                      ======





Statement of Operations
For the period from January 18, 1996 to
December 31, 1996

INVESTMENT INCOME:
Income --
Dividend income                                                                      $23,926
Interest income                                                                      826,436
                                                                                ------------
Total income                                                                         850,362
                                                                                ------------
Expenses --
Investment advisory fee                                                              505,507
                                                                                ------------
Net investment income                                                                344,855

REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS:
Net realized gain on investment transactions                                       4,508,424
Net realized loss on closed or expired
option contracts written                                                             (15,761)
                                                                                ------------
Net realized gain on investments                                                   4,492,663
Net change in unrealized depreciation of investments                              (4,340,911)
                                                                                ------------
Net gain on investments                                                              151,752
                                                                                ------------
Net increase in net assets resulting
from operations                                                                     $496,607
                                                                                ============





Statement of Changes in Net Assets
                                                                         For the period from
                                                                           January 18, 1996
                                                                         (effective date) to
                                                                          December 31, 1996
                                                                         --------------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income                                                               $344,855
Net realized gain (loss) on investments                                            4,492,663
Net change in unrealized appreciation or depreciation
of investments                                                                    (4,340,911)
                                                                                ------------
Net increase in net assets resulting from operations                                 496,607
                                                                                ------------
DISTRIBUTIONS PAID TO SHAREHOLDERS --
Net investment income                                                               (344,855)
Net realized gain on investments                                                  (8,190,532)
                                                                                ------------
Total distributions                                                               (8,535,387)
                                                                                ------------
CAPITAL STOCK TRANSACTIONS --
Proceeds from sale of shares                                                     247,867,947
Reinvested dividend distributions                                                  8,535,387
Cost of shares redeemed                                                           (1,813,255)
                                                                                ------------
Net increase in net assets from capital stock transactions                       254,590,079
                                                                                ------------
Net increase in net assets                                                       246,551,299
NET ASSETS:
Beginning of period                                                                       --
                                                                                ------------
End of period                                                                   $246,551,299
                                                                                ============

The accompanying notes are an integral part of the financial statements.





LB Series Fund, Inc.
World Growth Portfolio
Financial Statements

Statement of Assets and Liabilities
December 31, 1996

ASSETS:
Investments in securities, at value
(cost $162,235,512)                                                             $172,568,403
Cash (including foreign currency holdings
of $1,385,183)                                                                     1,387,642
Receivable for investment securities sold                                            330,866
Dividend and interest receivable                                                     209,655
                                                                                ------------
Total assets                                                                     174,496,566
                                                                                ------------
LIABILITIES:
Payable for investment securities purchased                                          401,688
Unrealized depreciation of foreign
currency contracts held                                                                2,330
                                                                                ------------
Total liabilities                                                                    404,018
                                                                                ------------
NET ASSETS                                                                      $174,092,548
                                                                                ============

NET ASSETS CONSIST OF:
Paid-in capital (15,900,731 shares of
capital stock outstanding)                                                      $163,854,167
Accumulated net realized loss from sale
of investments and foreign
currency transactions                                                               (103,395)
Unrealized net appreciation of investments and
on translation of assets and liabilities
in foreign currencies                                                             10,341,776
                                                                                ------------
NET ASSETS                                                                      $174,092,548
                                                                                ============

Net asset value and public offering price per share
($174,092,548 (divided by) 15,900,731 shares of
capital stock outstanding)                                                            $10.95
                                                                                     =======





Statement of Operations
For the period from January 18, 1996 to
December 31, 1996

INVESTMENT INCOME:
Income --
Dividend income (net of foreign taxes of $205,229)                                $1,412,086
Interest income                                                                      549,909
                                                                                ------------
Total income                                                                       1,961,995
                                                                                ------------
Expenses --
Investment advisory fee                                                              761,089
                                                                                ------------
Net investment income                                                              1,200,906
                                                                                ------------
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS AND FOREIGN CURRENCY:
Net realized gain on investment transactions                                         101,590
Net realized gain on foreign currency transactions                                    26,954
                                                                                ------------
Net realized gain on investments and foreign
currency transactions                                                                128,544
                                                                                ------------
Net change in unrealized appreciation of investments                              10,332,890
Net change in unrealized appreciation on translation
of assets and liabilities in foreign currencies                                        8,886
                                                                                ------------
Net change in unrealized appreciation of
investments and on translation of assets and
liabilities in foreign currencies                                                 10,341,776
                                                                                ------------
Net gain on investments and foreign currency                                      10,470,320
                                                                                ------------
Net increase in net assets resulting
from operations                                                                  $11,671,226
                                                                                ============





Statement of Changes in Net Assets
                                                                         For the period from
                                                                           January 18, 1996
                                                                         (effective date) to
                                                                          December 31, 1996
                                                                         --------------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income                                                             $1,200,906
Net realized gain on investments
and foreign currency transactions                                                    128,544
Net change in unrealized appreciation or depreciation
of investments and on translation of assets and liabilities
in foreign currencies                                                             10,341,776
                                                                                ------------
Net increase in net assets resulting from operations                              11,671,226
                                                                                ------------
DISTRIBUTIONS PAID TO SHAREHOLDERS --
Net investment income                                                             (1,432,845)
                                                                                ------------
CAPITAL STOCK TRANSACTIONS --
Proceeds from sale of shares                                                     163,860,588
Reinvested dividend distributions                                                  1,432,845
Cost of shares redeemed                                                           (1,439,266)
                                                                                ------------
Net increase in net assets from capital stock transactions                       163,854,167
                                                                                ------------
Net increase in net assets                                                       174,092,548
NET ASSETS:
Beginning of period                                                                       --
                                                                                ------------
End of period                                                                   $174,092,548
                                                                                ============


The accompanying notes are an integral part of the financial statements.





LB Series Fund, Inc.
Growth Portfolio
Financial Statements

Statement of Assets and Liabilities
December 31, 1996
ASSETS:
Investments in securities, at value
(cost, $1,515,167,959)                                                        $1,656,476,411
Receivable for investment securities sold                                         25,986,202
Dividend and interest receivable                                                   1,759,631
                                                                              --------------
Total assets                                                                   1,684,222,244
                                                                              --------------
LIABILITIES:
Open options written, at value
(premium received $334,242)                                                          305,100
Payable for investment securities purchased                                       25,336,207
                                                                              --------------
Total liabilities                                                                 25,641,307
                                                                              --------------
NET ASSETS                                                                    $1,658,580,937
                                                                              ==============

NET ASSETS CONSIST OF:
Paid-in capital (85,832,808 shares of
capital stock outstanding)                                                    $1,292,877,108
Accumulated net realized gain from
sale of investments                                                              224,366,235
Unrealized net appreciation of investments                                       141,337,594
                                                                              --------------
NET ASSETS                                                                    $1,658,580,937
                                                                              ==============

Net asset value and public offering price per share
($1,658,580,937 (divided by) 85,832,808 shares of
capital stock outstanding)                                                            $19.32
                                                                                      ======




Statement of Operations
Year Ended December 31, 1996
INVESTMENT INCOME:
Income --
Dividend income                                                                  $19,181,790
Interest income                                                                    6,299,587
                                                                                 -----------
Total income                                                                      25,481,377
                                                                                 -----------
Expenses --
Investment advisory fee                                                            5,622,221
                                                                                 -----------
Net investment income                                                             19,859,156
                                                                                 -----------
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS:
Net realized gain on investment transactions                                     225,071,076
Net realized gain on closed or expired
option contracts written                                                             946,804
                                                                                 -----------
Net realized gain on investments                                                 226,017,880
Net change in unrealized appreciation of investments                              40,726,963
                                                                                 -----------
Net gain on investments                                                          266,744,843
                                                                                 -----------
Net increase in net assets resulting
from operations                                                                 $286,603,999
                                                                                ============




Statement of Changes in Net Assets
Years Ended December 31, 1996 and 1995
                                                                                 1996               1995
                                                                             ------------       ------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income                                                            $19,859,156       $14,366,663
Net realized gain on investments                                                 226,017,880       178,314,745
Net change in unrealized appreciation or depreciation
of investments                                                                    40,726,963        93,851,521
                                                                              --------------    --------------
Net increase in net assets resulting from operations                             286,603,999       286,532,929
                                                                              --------------    --------------
DISTRIBUTIONS TO SHAREHOLDERS --
Net investment income                                                            (19,859,156)      (14,366,663)
Net realized gain on investments                                                (156,587,523)               --
                                                                              --------------    --------------
Total distributions                                                             (176,446,679)      (14,366,663)
                                                                              --------------    --------------
CAPITAL STOCK TRANSACTIONS --
Proceeds from sale of shares                                                     226,899,132       176,315,837
Reinvested dividend distributions                                                176,446,679        14,366,663
Cost of shares redeemed                                                          (28,066,347)      (11,526,193)
                                                                              --------------    --------------
Net increase in net assets from capital stock transactions                       375,279,464       179,156,307
                                                                              --------------    --------------
Net increase in net assets                                                       485,436,784       451,322,573
NET ASSETS:
Beginning of period                                                            1,173,144,153       721,821,580
                                                                              --------------    --------------
End of period                                                                 $1,658,580,937    $1,173,144,153
                                                                              ==============    ==============




LB Series Fund
High Yield Portfolio
Financial Statements

Statement of Assets and Liabilities
December 31, 1996

ASSETS:
Investments in securities, at value
(cost $1,002,647,372)                                                         $1,012,859,592
Cash                                                                               1,724,182
Receivable for investment securities sold                                          1,188,375
Interest and dividend receivable                                                  14,171,809
                                                                              --------------
Total assets                                                                   1,029,943,958
                                                                              --------------
LIABILITIES:
Payable for investment securities purchased                                        3,207,442
                                                                              --------------
Total liabilities                                                                  3,207,442
                                                                              --------------
NET ASSETS                                                                    $1,026,736,516
                                                                              ==============

NET ASSETS CONSIST OF:
Paid-in capital (102,107,904 shares of
capital stock outstanding)                                                    $1,023,694,789
Accumulated net realized loss from sale
of investments                                                                    (7,170,493)
Unrealized net appreciation of investments                                        10,212,220
                                                                              --------------
NET ASSETS                                                                    $1,026,736,516
                                                                              ==============

Net asset value and public offering price per share
($1,026,736,516 (divided by) 102,107,904 shares of
capital stock outstanding)                                                            $10.06
                                                                                      ======






Statement of Operations
Year Ended December 31, 1996
INVESTMENT INCOME:
Income --
Interest income                                                                                    $84,287,225
Dividend income                                                                                      8,357,979
                                                                                                   -----------
Total income                                                                                        92,645,204
                                                                                                   -----------
Expenses --
Investment advisory fee                                                                              3,624,036
                                                                                                   -----------
Net investment income                                                                               89,021,168
                                                                                                   -----------
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS:
Net realized gain on investment transactions                                                        19,530,710
Net change in unrealized appreciation of investments                                                (9,358,262)
                                                                                                   -----------
Net gain on investments                                                                             10,172,448
                                                                                                   -----------
Net increase in net assets resulting
from operations                                                                                    $99,193,616
                                                                                                   ===========




Statement of Changes in Net Assets
Years Ended December 31, 1996 and 1995
                                                                                 1996               1995
                                                                             ------------       ------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income                                                            $89,021,168       $68,300,887
Net realized gain (loss) on investment transactions                               19,530,710       (17,634,503)
Net change in unrealized appreciation or depreciation
of investments                                                                    (9,358,262)       70,247,942
                                                                              --------------    --------------
Net increase in net assets resulting from operations                              99,193,616       120,914,326
                                                                              --------------    --------------
DISTRIBUTIONS TO SHAREHOLDERS --
Net investment income                                                            (89,021,168)      (68,300,887)
                                                                              --------------    --------------
CAPITAL STOCK TRANSACTIONS --
Proceeds from sale of shares                                                     156,539,510        95,025,930
Reinvested dividend distributions                                                 89,367,857        68,106,629
Cost of shares redeemed                                                          (21,833,105)      (18,896,967)
                                                                              --------------    --------------
Net increase in net assets from capital stock transactions                       224,074,262       144,235,592
                                                                              --------------    --------------
Net increase in net assets                                                       234,246,710       196,849,031
NET ASSETS:
Beginning of period                                                              792,489,806       595,640,775
                                                                              --------------    --------------
End of period                                                                 $1,026,736,516      $792,489,806
                                                                              ==============    ==============

The accompanying notes are an integral part of the financial statements.





LB Series Fund, Inc.
Income Portfolio
Financial Statements

Statement of Assets and Liabilities
December 31, 1996

ASSETS:
Investments in securities, at value
(cost $855,205,675)                                                             $862,363,723
Cash                                                                                  57,409
Interest and dividend receivable                                                  10,758,904
                                                                                ------------
Total assets                                                                     873,180,036
                                                                                ------------
LIABILITIES:
Open options written, at value
(premium received $99,197)                                                            30,469
Payable for investment securities purchased                                       71,989,583
                                                                                ------------
Total liabilities                                                                 72,020,052
                                                                                ------------
NET ASSETS                                                                      $801,159,984
                                                                                ============

NET ASSETS CONSIST OF:
Paid-in capital (82,175,962 shares of
capital stock outstanding)                                                      $819,799,248
Accumulated net realized loss from sale
of investments                                                                   (25,866,039)
Unrealized net appreciation of investments                                      7,226,775.00
                                                                                ------------
NET ASSETS                                                                      $801,159,984
                                                                                ============

Net asset value and public offering price per share
($801,159,984 (divided by) 82,175,962 shares of
capital stock outstanding)                                                             $9.75
                                                                                       =====






Statement of Operations
Year Ended December 31, 1996

INVESTMENT INCOME:
Income --
Interest income                                                                  $53,738,639
Dividend income                                                                      207,112
                                                                                 -----------
Total income                                                                      53,945,751
                                                                                 -----------
Expenses --
Investment advisory fee                                                            3,107,396
                                                                                 -----------
Net investment income                                                             50,838,355
                                                                                 -----------
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS:
Net realized loss on investment transactions                                      (4,092,922)
Net realized gain on closed or expired
option contracts written                                                              86,977
Net realized gain on closed futures contracts                                        267,289
                                                                                 -----------
Net realized loss on investments                                                  (3,738,656)
Net change in unrealized depreciation of investments                             (21,236,306)
                                                                                 -----------
Net loss on investments                                                          (24,974,962)
                                                                                 -----------
Net increase in net assets resulting
from operations                                                                  $25,863,393
                                                                                 ===========





Statement of Changes in Net Assets
Years Ended December 31, 1996 and 1995
                                                                                 1996               1995
                                                                             ------------       ------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income                                                            $50,838,355       $45,596,598
Net realized gain (loss) on investment transactions                               (3,738,656)       14,948,726
Net change in unrealized appreciation or depreciation
of investments                                                                   (21,236,306)       57,100,261
                                                                                ------------      ------------
Net increase in net assets resulting from operations                              25,863,393       117,645,585
                                                                                ------------      ------------
DISTRIBUTIONS TO SHAREHOLDERS --
Net investment income                                                            (50,838,355)      (45,596,598)
                                                                                ------------      ------------
CAPITAL STOCK TRANSACTIONS --
Proceeds from sale of shares                                                      80,241,834        72,115,092
Reinvested dividend distributions                                                 51,093,053        45,455,976
Cost of shares redeemed                                                          (67,256,668)      (35,776,663)
                                                                                ------------      ------------
Net increase in net assets from capital stock transactions                        64,078,219        81,794,405
                                                                                ------------      ------------
Net increase in net assets                                                        39,103,257       153,843,392
NET ASSETS:
Beginning of period                                                              762,056,727       608,213,335
                                                                                ------------      ------------
End of period                                                                   $801,159,984      $762,056,727
                                                                                ============      ============






LB Series Fund, Inc.
Money Market Portfolio
Financial Statements

Statement of Assets and Liabilities
December 31, 1996

ASSETS:
Investments in securities, at amortized
cost and value                                                                  $103,830,616
Cash                                                                                5,591.00
Interest receivable                                                                84,419.00
                                                                              --------------
Total assets                                                                  103,920,626.00
                                                                              --------------
NET ASSETS                                                                      $103,920,626
                                                                              ==============

NET ASSETS CONSIST OF:
Paid-in capital (103,920,626 shares of
capital stock outstanding)                                                      $103,920,626
                                                                              ==============

Net asset value and public offering price per share
($103,920,626 (divided by) 103,920,626 shares of
capital stock outstanding)                                                             $1.00
                                                                                       =====






Statement of Operations
Year Ended December 31, 1996

INVESTMENT INCOME:
Income --
Interest income                                                                   $4,457,893

Expenses --
Investment advisory fee                                                              325,432

Net investment income                                                             $4,132,461
                                                                                  ==========






Statement of Changes in Net Assets
Years Ended December 31, 1996 and 1995
                                                                                 1996               1995
                                                                             ------------       ------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income                                                             $4,132,461        $2,658,387
                                                                                ------------      ------------
DISTRIBUTIONS TO SHAREHOLDERS --
Net investment income                                                             (4,132,461)       (2,658,387)
                                                                                ------------      ------------
CAPITAL STOCK TRANSACTIONS --
Proceeds from sale of shares                                                      75,776,304        52,883,017
Reinvested dividend distributions                                                  4,152,037         2,645,101
Cost of shares redeemed                                                          (42,157,682)      (31,260,652)
                                                                                ------------      ------------
Net increase in net assets from capital stock transactions                        37,770,659        24,267,466
                                                                                ------------      ------------
Net increase in net assets                                                        37,770,659        24,267,466
NET ASSETS:
Beginning of period                                                               66,149,967        41,882,501
                                                                                ------------      ------------
End of period                                                                   $103,920,626       $66,149,967
                                                                                ============      ============

The accompanying notes are an integral part of the financial statements.





LB Series Fund, Inc.
Financial Highlights

For a share outstanding throughout each period (a)

                                                 For the period from
                                                  January 18, 1996
                                                 (effective date) to
OPPORTUNITY GROWTH PORTFOLIO                      December 31, 1996
                                                 -------------------
Net asset value, beginning of period                  $10.00
                                                     -------
Income From Investment Operations --
Net investment income                                   0.02
Net realized and unrealized gain
(loss) on investments (b)                               1.90
                                                     -------
Total from investment operations                        1.92
                                                     -------
Less Distributions --
Dividends from net investment income                   (0.02)
Distributions from net realized
gain on investments                                    (0.40)
                                                     -------
Total distributions                                    (0.42)
                                                     -------
Net asset value, end of period                        $11.50
                                                     =======

Total investment return at net asset value (c)         19.17%
Net assets, end of period ($ millions)                $246.6
Ratio of expenses to average net assets                 0.40%(d)
Ratio of net investment income to
average net assets                                      0.27%(d)
Portfolio turnover rate                                  155%
Average Commission Rate (e)                          $0.0342





                                                 For the period from
                                                  January 18, 1996
                                                 (effective date) to
WORLD GROWTH PORTFOLIO                            December 31, 1996
                                                --------------------
Net asset value, beginning of period                  $10.00
                                                     -------
Income From Investment Operations --
Net investment income                                   0.08
Net realized and unrealized gain
(loss) on investments (b)                               0.96
                                                     -------
Total from investment operations                        1.04
                                                     -------
Less Distributions --
Dividends from net investment income                   (0.09)
                                                     -------
Net asset value, end of period                        $10.95
                                                     =======

Total investment return at net asset value (c)         10.41%
Net assets, end of period ($ millions)                $174.1
Ratio of expenses to average net assets                 0.85%(d)
Ratio of net investment income to
average net assets                                      1.34%(d)
Portfolio turnover rate                                    9%
Average Commission Rate (e)                          $0.0265





GROWTH PORTFOLIO                                       1996        1995        1994        1993        1992
                                                     -------     -------     -------     -------     -------
Net asset value, beginning of period                  $18.27      $13.51      $14.76      $13.89      $14.85
                                                     -------     -------     -------     -------     -------
Income From Investment Operations --
Net investment income                                   0.24        0.24        0.20        0.29        0.23
Net realized and unrealized gain
(loss) on investments (b)                               3.43        4.76       (0.87)       1.08        0.85
                                                     -------     -------     -------     -------     -------
Total from investment operations                        3.67        5.00       (0.67)       1.37        1.08
                                                     -------     -------     -------     -------     -------
Less Distributions --
Dividends from net investment income                   (0.24)      (0.24)      (0.20)      (0.29)      (0.23)
Distributions from net realized
gain on investments                                    (2.38)         --       (0.38)      (0.21)      (1.81)
                                                     -------     -------     -------     -------     -------
Total distributions                                    (2.62)      (0.24)      (0.58)      (0.50)      (2.04)
                                                     -------     -------     -------     -------     -------
Net asset value, end of period                        $19.32      $18.27      $13.51      $14.76      $13.89
                                                     =======     =======     =======     =======     =======
Total investment return at net asset value (c)         22.44%      37.25%      -4.66%      10.10%       8.13%
Net assets, end of period ($ millions)              $1,658.6    $1,173.1      $721.8      $534.5      $231.0
Ratio of expenses to average net assets                 0.40%       0.40%       0.40%       0.40%       0.40%
Ratio of net investment income to
average net assets                                      1.41%       1.53%       1.52%       2.17%       1.90%
Portfolio turnover rate                                  223%        184%        135%        243%        230%
Average Commission Rate (e)                          $0.0629         n/a         n/a         n/a         n/a





HIGH YIELD PORTFOLIO                                   1996        1995        1994        1993        1992
                                                     -------     -------     -------     -------     -------
Net asset value, beginning of period                   $9.94       $9.18      $10.76       $9.62       $9.07
                                                     -------     -------     -------     -------     -------
Income From Investment Operations --
Net investment income                                   0.98        0.96        0.97        0.96        1.02
Net realized and unrealized gain
(loss) on investments (b)                               0.12        0.76       (1.40)       1.16        0.71
                                                     -------     -------     -------     -------     -------
Total from investment operations                        1.10        1.72       (0.43)       2.12        1.73
                                                     -------     -------     -------     -------     -------
Less Distributions --
Dividends from net investment income                   (0.98)      (0.96)      (0.97)      (0.96)      (1.02)
Distributions from net realized
gain on investments                                       --          --       (0.18)      (0.02)      (0.16)
                                                     -------     -------     -------     -------     -------
Total distributions                                    (0.98)      (0.96)      (1.15)      (0.98)      (1.18)
                                                     -------     -------     -------     -------     -------
Net asset value, end of period                        $10.06       $9.94       $9.18      $10.76       $9.62
                                                     =======     =======     =======     =======     =======

Total investment return at net asset value (c)         11.55%      19.62%      -4.38%      22.91%      20.08%
Net assets, end of period ($ millions)              $1,026.7      $792.5      $595.6      $444.5      $154.3
Ratio of expenses to average net assets                 0.40%       0.40%       0.40%       0.40%       0.40%
Ratio of net investment income to
average net assets                                      9.83%       9.94%       9.75%       9.29%      10.69%
Portfolio turnover rate                                  107%         67%         44%         68%         80%





INCOME PORTFOLIO                                      1996        1995        1994        1993        1992
                                                     -------     -------     -------     -------     -------
Net asset value, beginning of period                  $10.08       $9.04      $10.36       $9.87      $10.01
                                                     -------     -------     -------     -------     -------
Income From Investment Operations --
Net investment income                                   0.63        0.65        0.64        0.63        0.73
Net realized and unrealized gain
(loss) on investments (b)                              (0.33)       1.04       (1.11)       0.49        0.15
                                                     -------     -------     -------     -------     -------
Total from investment operations                        0.30        1.69       (0.47)       1.12        0.88
                                                     -------     -------     -------     -------     -------
Less Distributions --
Dividends from net investment income                   (0.63)      (0.65)      (0.64)      (0.63)      (0.73)
Distributions from net realized
gain on investments                                       --          --       (0.21)         --       (0.29)
                                                     -------     -------     -------     -------     -------
Total distributions                                    (0.63)      (0.65)      (0.85)      (0.63)      (1.02)
                                                     -------     -------     -------     -------     -------
Net asset value, end of period                         $9.75      $10.08       $9.04      $10.36       $9.87
                                                     =======     =======     =======     =======     =======

Total investment return at net asset value (c)          3.21%      19.36%       -4.68%     11.66%       9.23%
Net assets, end of period ($ millions)                $801.2      $762.1      $608.2      $566.9      $254.7
Ratio of expenses to average net assets                 0.40%       0.40%       0.40%       0.40%       0.40%
Ratio of net investment income to
average net assets                                      6.54%       6.81%       6.78%       6.23%       7.29%
Portfolio turnover rate                                  150%        132%        139%        153%        115%





MONEY MARKET PORTFOLIO                                 1996        1995        1994        1993        1992
                                                     -------     -------     -------     -------     -------
Net asset value, beginning of period                   $1.00       $1.00       $1.00       $1.00       $1.00
                                                     -------     -------     -------     -------     -------
Net investment income from investment operations        0.05        0.06        0.04        0.03        0.03
Less: Dividends from net investment income             (0.05)      (0.06)      (0.04)      (0.03)      (0.03)
                                                     -------     -------     -------     -------     -------
Net asset value, end of period                         $1.00       $1.00       $1.00       $1.00       $1.00
                                                     =======     =======     =======     =======     =======

Total return (c)                                        5.20%       5.71%       4.00%       2.87%       3.53%
Net assets, end of period ($ millions)                $103.9       $66.1       $41.9       $24.9       $26.6
Ratio of expenses to average net assets                 0.40%       0.40%       0.40%       0.40%       0.40%
Ratio of net investment income to
average net assets                                      5.07%       5.55%       4.03%       2.83%       3.45%

Notes to Financial Highlights:

(a) All per share amounts have been rounded to the nearest cent.

(b) The amount shown is a balancing figure and may not accord with the change in aggregate gains and losses of portfolio securities due to the timing of sales and redemption of fund shares.

(c) Total investment return assumes dividend reinvestment and does not reflect the effect of a sales charge.

(d) Computed on an annualized basis.

(e) Average commission rate is based on total broker commissions incurred in connection with execution of portfolio transactions during the period, divided by the sum of all portfolio shares purchased and sold during the period that were subject to a commission. Broker commissions are treated as capital items that increase the cost basis of securities purchased, or reduce the proceeds of securities sold.

See accompanying notes to the financial statements.





Notes to Financial Statements
December 31, 1996

(1) ORGANIZATION

The LB Series Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as a diversified, open-end investment company. The Fund is divided into six separate series (the "Portfolio(s)"), each with its own investment objective and policies. The six Portfolios of the Fund are: Opportunity Growth Portfolio, World Growth Portfolio, Growth Portfolio, High Yield Portfolio, Income Portfolio and Money Market Portfolio. The assets of each portfolio are segregated and each has a separate class of capital stock. The Fund serves as the investment vehicle to fund benefits for variable life insurance and variable annuity contracts issued by Lutheran Brotherhood and Lutheran Brotherhood Variable Insurance Products Company (LBVIP), an indirect wholly owned subsidiary of Lutheran Brotherhood. The Opportunity Growth and World Growth Portfolio's registration was declared effective by the Securities Exchange Commission and began operations as separate series of the LB Series Fund, Inc. on January 18, 1996. On January 18, 1996, Lutheran Brotherhood invested $2,000,000 in each of the Opportunity Growth and World Growth Portfolios and acquired 200,000 shares of capital stock in each portfolio.

(2) SIGNIFICANT ACCOUNTING POLICIES

Investment Security Valuations
Securities traded on U.S. or foreign securities exchanges or included in a national market system are valued at the last quoted sales price at the close of each business day. Securities traded on the over-the-counter market and listed securities for which no price is readily available are valued at prices within the range of the current bid and asked prices considered best to represent the value in the circumstances, based on quotes that are obtained from an independent pricing service or by dealers that make markets in the securities. The pricing service, in determining values of securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Exchange listed options and futures contracts are valued at the last quoted sales price. For all Portfolios other than the Money Market Portfolio, short-term securities with maturities of 60 days or less are valued at amortized cost; those with maturities greater than 60 days are valued at the mean between bid and asked price. Short-term securities held by the Money Market Portfolio are valued on the basis of amortized cost (which approximates market value), whereby a security is valued at its cost initially, and thereafter valued to reflect a constant amortization to maturity of any discount or premium. The Money Market Portfolio follows procedures necessary to maintain a constant net asset value of $1.00 per share. All other securities for which market values are not readily available are appraised at fair value as determined in good faith by or under the direction of the Board of Directors.

Repurchase Agreements

The Fund may engage in repurchase agreement transactions in pursuit of its investment objectives. When the Fund engages in such transactions, it is policy to require the custodian bank to take possession of all securities held as collateral in support of repurchase agreement investments. In addition, the Fund monitors the market value of the underlying collateral on a daily basis. If the seller defaults or if bankruptcy proceedings are initiated with respect to the seller, the realization or retention of the collateral may be subject to legal proceedings.

Investment Income

Interest income is determined on the basis of interest or discount earned on any short-term securities and interest earned on all other debt securities, including amortization of discount or premium. Dividend income is recorded on the ex-dividend date. For payment-in-kind securities, income is recorded on the ex-dividend date in the amount of the value received.

Options, Financial Futures and Forward Foreign Currency Contracts

The Fund, with the exception of the Money Market Portfolio, may buy put and call options, write covered call options and buy and sell futures contracts. The Fund intends to use such derivative instruments as hedges to facilitate buying or selling securities or to provide protection against adverse movements in security prices or interest rates. The World Growth Portfolio may also enter into options and futures contracts on foreign currencies and forward foreign currency contracts to protect against adverse foreign exchange rate fluctuation.

Option contracts are valued daily and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss upon expiration or closing of the option transaction. When an option is exercised, the proceeds on sale for a written call option or the cost of a security for purchased put and call options is adjusted by the amount of premium received or paid.

Upon entering into a futures contract, the Fund is required to deposit initial margin, either cash or securities in an amount equal to a certain percentage of the contract value. Subsequent variation margin payments are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund realizes a gain or loss when the contract is closed or expires.

Forward foreign currency contracts are valued daily and unrealized appreciation or depreciation is recorded daily as the difference between the contract exchange rate and the closing forward rate applied to the face amount of the contract. A realized gain or loss is recorded at the time a forward contract is closed.

Foreign Currency Translations

Securities and other assets and liabilities of the World Growth Portfolio that are denominated in foreign currencies are translated into U.S. dollars at the daily closing rate of exchange. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. Currency gains and losses are recorded from sales of foreign currency, exchange gains or losses between the trade date and settlement dates on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses are not segregated from gains and losses that arise from changes in market prices of investments, and are included with the net realized and unrealized gain or loss on investments.

Federal Income Taxes

It is the Fund's policy to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income on a timely basis, including any net realized gain on investments each year. It is also the intention of the Fund to distribute an amount sufficient to avoid imposition of any federal excise tax. Accordingly, no provision for federal income tax is necessary. Each portfolio is treated as a separate taxable entity for federal income tax purposes.

When-Issued and Delayed Delivery Transactions

The Fund may engage in when-issued or delayed delivery transactions. To the extent the Fund engages in such transactions, it will do so for the purpose of acquiring securities consistent with its investment objectives and policies and not for the purpose of investment leverage or to speculate on interest rate changes. On the trade date, assets of the Fund are segregated on the Fund's records in a dollar amount sufficient to make payment for the securities to be purchased. Income is not accrued until settlement date.

Dollar Roll Transactions

The Income Portfolio enters into dollar roll transactions, with respect to mortgage securities issued by GNMA, FNMA and FHLMC, in which the Portfolio sells mortgage securities and simultaneously agrees to repurchase similar (same type, coupon and maturity) securities at a later date at an agreed upon price. During the period between the sale and repurchase, the Portfolio forgoes principal and interest paid on the mortgage securities sold. The Portfolio is compensated by the interest earned on the cash proceeds of the initial sale and from negotiated fees paid by brokers offered as an inducement to the Portfolio to "roll over" its purchase commitments. The Income Portfolio earned $653,713 from such fees.

Distributions to Shareholders

Dividends from net investment income, if available, are declared and reinvested daily for the High Yield, Income and Money Market Portfolios, quarterly for the Growth Portfolio, and annually for the Opportunity Growth and World Growth Portfolios. With the exception of the Money Market Portfolio, net realized gains from securities transactions, if any, are distributed at least annually after the close of the Fund's fiscal year. Short-term gains and losses of the Money Market Portfolio are included in interest income and distributed daily. Dividends and capital gains are recorded on the ex-dividend date.

The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of distributions, the year in which amounts are distributed may differ from the year that the income or net realized gains were recorded by the Fund.

It is the policy of the Fund to reclassify the net effect of permanent differences between book and taxable income to trust capital accounts on the statements of assets and liabilities. As a result of permanent book-to-tax differences for the year ended December 31, 1996, accumulated net realized gain or loss from the sale of investments was decreased by $231,939 and undistributed net investment income was increased by $231,939 for the World Growth Portfolio. These reclassifications have no effect on net assets, net asset value per share, the change in net assets resulting from operations, or on the amount of income available for distribution to shareholders.

Other

Security transactions are accounted for on the date the securities are purchased or sold. Realized gains and losses are determined on the identified cost basis, which is the same basis used for federal income tax purposes.

(3) INVESTMENT ADVISORY FEES AND OTHER EXPENSES

Investment Advisory Fees

Each Portfolio pays Lutheran Brotherhood, the Fund's investment advisor, a fee for its advisory services. The fees are accrued daily and paid monthly. The fees are based on the following annual rates of average daily net assets: Opportunity Growth, Growth, High Yield, Income and Money Market Portfolios, 0.40%; World Growth Portfolio, 0.85%.

Lutheran Brotherhood has entered into a sub-advisory agreement with Rowe Price - Fleming International, Inc. for the performance of various sub-advisory services for the World Growth Portfolio. For these services, Lutheran Brotherhood pays a portion of an annual sub-advisory fee that is based on the following annual rates of combined average daily net assets of the Lutheran Brotherood World Growth Fund and the World Growth
Portfolio: 0.75% for the first $20 million in assets; 0.60% for the next $30 million, and 0.50% for assets over $50 million. When combined annual average assets exceed $200 million, the fee will be equal to 0.50% of all of the World Growth Portfolio's annual average daily net assets.

Other Expenses

All other expenses associated with operating the Fund are paid or reimbursed to the Fund by LB and LBVIP pursuant to an Expense Reimbursement Agreement. The Expense Reimbursement Agreement can be terminated at any time by the mutual agreement of the Fund, LB and LBVIP, but the Fund, LB and LBVIP currently contemplate that the Expense Reimbursement Agreement will continue so long as the Fund remains in existence.

The Fund has adopted a deferred compensation plan which allows the independent directors of the Fund to defer the receipt of all or a portion of directors fees that are payable on or after January 1, 1996. Participation in the plan is voluntary. Amounts that are deferred are invested in the Lutheran Brotherhood Family of Funds until distribution in accordance with the plan.

Certain officers and non-independent directors of the Fund are officers of Lutheran Brotherhood and officers or directors of LBVIP; however, they receive no compensation from the Fund.

(4) SECURITIES LENDING

To generate additional income, the Fund may participate in a securities lending program administered by the Fund's custodian bank. Securities are periodically loaned to brokers, banks or other institutional borrowers of securities, for which collateral in the form of cash, U.S. government securities, or letter of credit is received by the custodian in an amount at least equal to the market value of securities loaned. Collateral received in the form of cash is invested in short-term investments by the custodian from which earnings are shared between the borrower, the custodian and the Fund at negotiated rates. The risks to the Fund are that it may experience delays in recovery or even loss of rights in the collateral should the borrower of securities fail financially. There were no security loans during the year ended December 31, 1996.

(5) DISTRIBUTIONS FROM CAPITAL GAINS

During the year ended December 31, 1996, a distribution from net realized capital gains of $156,587,523 was paid by the Growth Portfolio. This distribution relates to net capital gains realized during the year ended December 31, 1995.

(6) CAPITAL LOSS CARRYOVER

During the year ended December 31, 1996, the High Yield Portfolio utilized $20,382,802 of its capital loss carryover against net realized capital gains. At December 31, 1996, the High Yield and Income
Portfolios had accumulated net realized capital loss carryovers expiring as follows:
                             High Yield                 Income
      Year                    Portfolio                 Portfolio
    --------                ------------            --------------
     2002                             --              $21,666,184
     2003                     $5,055,282                       --
     2004                             --                3,667,020
                            ------------             ------------
                              $5,055,282              $25,333,204
                            ------------             ------------

To the extent these Portfolios realize future net capital gains, taxable distributions will be reduced by any unused capital loss carryovers. Temporary differences of $3,697,869, $264,497, $6,625,013, $2,115,211 and $532,835 existed between accumulated net realized capital gains or losses for financial statement and tax purposes as of December 31, 1996 for the Opportunity Growth, World Growth, Growth, High Yield and Income Portfolios, respectively. These differences are due primarily to deferral of capital losses for tax purposes.

(7) INVESTMENT TRANSACTIONS

Purchases and Sales of Investment Securities

For the year ended December 31, 1996, the cost of purchases and the proceeds from sales of investment securities other than U.S. Government and short term securities were as follows:

                                                  In thousands
                                      ----------------------------------
Portfolio                                  Purchases        Sales
------------------------------------------------------------------------
Opportunity Growth                       $  413,268      $  179,194
World Growth                                157,872           7,525
Growth                                    3,128,687       2,890,296
High Yield                                1,125,381         914,903
Income                                      575,421         420,227

Purchases and sales of U.S. Government securities were:
                                                  In thousands
                                      ----------------------------------
Portfolio                                  Purchases        Sales
------------------------------------------------------------------------
Growth                                     $  7,904        $ 13,233
Income                                      562,417         695,266

Investments in Restricted Securities

The High Yield Portfolio owns restricted securities that were purchased in private placement transactions without registration under the Securities Act of 1933. Unless such securities subsequently become registered, they generally may be resold only in privately negotiated transactions with a limited number of purchasers. The aggregate value of restricted securities was $346,500 at December 31, 1996 which represented 0.03% of net assets of the High Yield Portfolio.

Investments in High Yielding Securities

The High Yield Portfolio invests primarily in high yielding fixed income securities. The Income Portfolio may from time to time invest up to 25% of its total assets in high-yielding securities. These securities will typically be in the lower rating categories or will be non-rated and generally will involve more risk than securities in the higher rating categories. Lower rated or unrated securities are more likely to react to developments affecting market risk and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates.

Investments in Options and Futures Contracts

The movement in the price of the instrument underlying an option or futures contract may not correlate perfectly with the movement in the prices of the portfolio securities being hedged. A lack of correlation could render the Fund's hedging strategy unsuccessful and could result in a loss to the Fund. In the event that a liquid secondary market would not exist, the Fund could be prevented from entering into a closing transaction which could result in additional losses to the Fund.






Open Option Contracts
The number of contracts and premium amounts associated with call option contracts written during the year ended December 31, 1996 were as follows:

                             Opportunity Growth Portfolio     Growth Portfolio          Income Portfolio
                             ---------------------------- ------------------------- -------------------------
                                 Number of      Premium    Number of      Premium    Number of      Premium
                                 Contracts       Amount    Contracts       Amount    Contracts       Amount
                              ------------ ------------ ------------ ------------ ------------ ------------
Balance at December 31, 1995            --           --           --           --           --           --
Opened                                 532      100,924       17,785    3,102,639       11,825      730,514
Closed                                (532)    (100,924)     (10,784)  (1,993,875)     (11,275)    (513,869)
Expired                                 --           --       (4,742)    (476,033)        (400)    (117,448)
Exercised                               --           --       (1,261)    (298,489)          --           --
                              ------------ ------------ ------------ ------------ ------------ ------------
Balance at December 31, 1996            --   $       --          998     $334,242          150      $99,197
                              ============ ============ ============ ============ ============ ============


Foreign Denominated Investments

The World Growth Portfolio invests primarily in foreign denominated stocks. Foreign denominated assets and currency contracts may involve more risks than domestic transactions, including: currency risk, political and economic risk, regulatory risk, and market risk. The Portfolio may also invest in securities of companies located in emerging markets. Future economic or political developments could adversely affect the liquidity or value, or both, of such securities.

(8) CAPITAL STOCK

Authorized capital stock consists of two billion shares as follows:

                                         Shares             Par
                 Portfolio              Authorized          Value
            ------------------      ----------------    -----------
             Opportunity Growth         200,000,000       $ 0.01
             World Growth               200,000,000       $ 0.01
             Growth                     600,000,000       $ 0.01
             High Yield                 200,000,000       $ 0.01
             Income                     400,000,000       $ 0.01
             Money Market               400,000,000       $ 0.01

The shares of each portfolio have equal rights and privileges with all shares of that portfolio. Shares in the Fund are currently sold only to separate accounts of Lutheran Brotherhood and LBVIP.

Transactions in capital stock were as follows:




                                     Opportunity         World                        High                       Money
                                          Growth        Growth        Growth         Yield        Income        Market
                                    ------------  ------------  ------------  ------------  ------------  ------------
Shares outstanding at
December 31, 1994                            N/A           N/A    53,435,175    64,885,392    67,282,998    41,882,501
Shares sold                                  N/A           N/A    10,639,507     9,776,871     7,399,297    52,883,017
Shares issued on reinvestment
of dividends and distributions               N/A           N/A       860,983     7,060,502     4,735,997     2,645,101
Shares redeemed                              N/A           N/A      (738,038)   (1,980,407)   (3,804,100)  (31,260,652)
                                    ------------  ------------  ------------  ------------  ------------  ------------
Shares outstanding at
December 31, 1995                             --            --    64,197,627    79,742,358    75,614,192    66,149,967
Shares sold                           20,829,993    15,909,365    12,716,616    15,616,822     8,257,064    75,776,304
Shares issued on reinvestment
of dividends and distributions           741,927       130,856    10,462,909     8,924,334     5,273,056     4,152,037
Shares redeemed                         (141,181)     (139,490)   (1,544,344)   (2,175,610)   (6,968,350)  (42,157,682)
                                    ------------  ------------  ------------  ------------  ------------  ------------
Shares outstanding at
December 31, 1996                     21,430,739    15,900,731    85,832,808   102,107,904    82,175,962   103,920,626
                                    ============  ============  ============  ============  ============  ============




LB Series Fund, Inc.
Opportunity Growth Portfolio
World Growth Portfolio
Growth Portfolio
High Yield Portfolio
Income Portfolio
Money Market Portfolio

Directors

Rolf F. Bjelland
Charles W. Arnason
Herbert F. Eggerding, Jr.
Connie M. Levi
Bruce J. Nicholson
Ruth E. Randall

Officers

Rolf F. Bjelland                       James M. Odland
Chairman and President                 Assistant Secretary

Otis F. Hilbert                        Randall L. Wetherille
Secretary and Vice President           Assistant Secretary

James R. Olson                         Wade M. Voigt
Vice President                         Treasurer

James M. Walline                       Rand E. Mattsson
Vice President                         Assistant Treasurer

Richard B. Ruckdashel
Vice President

This report is authorized for distribution to prospective investors only when preceded or accompanied by the current prospectuses.



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